Exhibit 10.16

MAIN PLAZA

IRVINE, CALIFORNIA

OFFICE LEASE

SRI NINE MAIN PLAZA LLC,

a Delaware limited liability company,

Landlord

and

FUTURE ADS LLC,

 a California limited liability company,

 Tenant

DATED AS OF: December 10, 2008

44.	No Offer	27
45.	Real Estate Brokers	27
46.	Consents and Approvals	27
47.	Reserved Rights	28
48.	Financial Statements	28
49.	Substitution of Premises	28
50.	Nondisclosure of Lease Terms	28
51.	Hazardous Substance Disclosure	28
52.	Signage Rights	29
53.	Parking	29
54.	Transportation Management	30
55.	Renovation of the Project and Other Improvements	30
56.	Quiet Enjoyment	30
57.	No Discrimination.	30
58.	Right of First Offer.	31
59.	Renewal Option.	32

EXHIBITS:

A - Outline of Premises

B - Rules and Regulations

C - Form of Commencement Date Letter

D - Tenant Approved Plans

E - Outline of First Offer Space

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LEASE

THIS LEASE is made as of the 10th day of December, 2008, between SRI NINE MAIN PLAZA LLC, a Delaware limited liability company ("Landlord"), and FUTURE ADS LLC, a California limited liability company ("Tenant").

1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, the space outlined on the attached Exhibit A (the "Premises"). The Premises are located on the floor(s) specified in Paragraph 2 below of the building (the "Building") located at 1920 Main Street, Irvine, California. The Building, the parcel(s) of land (the "Land") on which the Building is located and the other improvements on the Land (including the walkways and landscaping) are referred to herein as the "Real Property." The Real Property is a part of the office, retail and garage project commonly known as Main Plaza (the "Project").

Tenant's lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building, as well as the common areas of the other portions of the Project that are pertinent to Tenant's occupancy and use of the Premises. Tenant shall comply with all recorded covenants, conditions and restrictions currently or hereinafter affecting the Project and agrees that this Lease shall be subject and subordinate thereto. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same.

2. Certain Basic Lease Terms. As used herein, the following terms shall have the meaning specified below:

a.	Floor(s) on which the Premises are located: Fifth (5th) floor. The Premises are currently designated as Suite 550, which designation may be subject to change by Landlord upon written notice to Tenant. Landlord and Tenant agree that for the purpose of this Lease, the Premises shall be deemed to contain 7,897 rentable square feet of space. The Premises have been measured substantially in accordance with the Standard Method of Measuring Floor Area in Office Building ANSIZ65.1-1996. In no event shall the aforementioned rentable square footage be modified during the term hereof as a result of a re-measurement of the Premises by Landlord.

b.	Lease term: Approximately five (5) years and five (5) months, commencing on the date of Substantial Completion (as described in Paragraph 4.b. below) of the Tenant Improvements (as described in Paragraph 4.a. below) to be constructed in the Premises pursuant to Paragraph 4 (the "Commencement Date"), and ending on the last day of the sixty-fifth (65th) full calendar month thereafter (the "Expiration Date").

c.	Monthly Rent: The amount set forth below for the respective periods:

Period	Monthly Rent		Monthly Rate per rentable square foot
1st thru 15th Month	$20,927.05	***	$2.65
16th thru 27th Month	$21,716.75		$2.75
28th thru 39th Month	$22,506.45		$2.85
40th thru 51st Month	$23,926.15		$2.95
52nd thru 65th Month	$24,085.85		$3.05

The "1st Month" shall commence on the Commencement Date and end on the last day of the calendar month immediately following the calendar month in which the Commencement Date occurred (except that if the Commencement Date is the first day of a calendar month, the “1st Month" shall end on the last day of that calendar month). Each calendar month after the 1st Month shall constitute a "Month" for purposes of the above.

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***Notwithstanding the above, provided Tenant is not in breach of any provision of this Lease at the time the abatement is to apply, (i) Monthly Rent shall be fully abated for the 2nd, 3rd and 4th Months, (ii) Monthly Rent shall be abated in the amount of $5,027.05 per month (which sum is calculated by multiplying 1,897 rsf by $2.65) for each of the 5th through 15th Months, and (iii) Monthly Rent shall be abated in the amount of $5,216.75 per month (which sum is calculated by multiplying 1,897 rsf by $2.75) for the 16th Month.

d.	Security Deposit: Twenty Six Thousand Four Hundred Ninety Four and 44/100 Dollars ($26,494.44).

e.	Tenant's Share: 2.81%, which percentage is calculated by dividing the 7,897 rentable square feet of the Premises by the 281,061 rentable square feet of the Building.

f.	Base Year: The calendar year 2009.

g.	Business of Tenant: On-line marketing.

h.	Real estate broker(s): Orion Property Partners and CB Richard Ellis, Inc.

3. Term; Delivery of Possession of Premises.

a. Term. The term of this Lease shall commence on the Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (as defined in Paragraph 2.b.). Upon either party's request after the Commencement Date, Landlord and Tenant shall execute a letter in substantially the form of Exhibit C attached hereto confirming the Commencement Date and the Expiration Date.

b. Delivery of Possession. The Premises shall be delivered to Tenant upon Substantial Completion of the Tenant Improvements to be constructed in the Premises by Landlord pursuant to Paragraph 4 below. The parties presently estimate that the date of Substantial Completion will be on or about January 1, 2009. Except as otherwise expressly provided below, if Substantial Completion of the Tenant Improvements and delivery of possession of the Premises is delayed for any reason whatsoever, this Lease shall not be void or voidable nor shall such delay amend Tenant's obligations under this Lease, but Landlord shall use reasonable efforts to Substantially Complete the Tenant Improvements and deliver the Premises to Tenant as soon as commercially reasonably possible after January 1, 2009. Notwithstanding the foregoing, if the Commencement Date has not occurred by May 1, 2009 (the "Termination Trigger Date")(which Termination Trigger Date shall be extended by the length of any delay in the delivery of possession of the Premises to Tenant with the Tenant Improvements Substantially Completed that results from a Tenant Delay or from strikes, lockout, labor disputes, shortages of material or labor, fire or other casualty, acts of God or any other cause beyond the commercially reasonable control of Landlord ("Force Majeure")), Tenant, as Tenant's sole remedy, may notify Landlord in writing that Tenant elects to terminate this Lease effective as of the date thirty (30) days following the date of such written notice, and, if Landlord does not deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed on or before the end of such thirty (30) day period, this Lease shall terminate. However, if Landlord delivers the Premises to Tenant with the Tenant Improvements Substantially Completed within such thirty (30) day period, then this Lease shall continue in effect.

c. Early Occupancy. If, at Tenant's request, Landlord permits Tenant to take occupancy of the Premises prior to the Commencement Date, then the Commencement Date shall be the date of such early occupancy by Tenant; provided, however, that the Expiration Date shall not be affected by such early occupancy.

4. Condition of Premises. Except as otherwise expressly provided in this Paragraph 4, Tenant shall accept the Premises in their "as-is" condition and Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises.

a. Tenant Improvements. Landlord, at Landlord's sole cost and expense (subject to the provisions of Paragraph 4.c. below), shall cause Landlord's designated contractor ("Contractor") to construct the improvements to the Premises which are shown on the detailed space plans prepared by Gensler Architects ("Landlord's Architect") and attached as Exhibit D hereto (the "Tenant Approved Plans"). Notwithstanding the foregoing, after the execution hereof, Landlord shall cause Landlord's Architect to prepare additional construction plans and specifications for the construction of the improvements, which construction plans and specifications shall be based on the Tenant Approved Plans, provide for Building standard finishes (or finishes of comparable cost) and include only the additional information required for Landlord's contractor ("Contractor") to obtain the required governmental permits for the construction of the improvements and for Contractor to secure complete bids from qualified contractors to construct the improvements. (The aforementioned construction plans and specifications are hereinafter called the "Final Plans" and the improvements to be constructed in accordance with the Final Plans are hereinafter called the "Tenant Improvements.")

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b. Construction; Substantial Completion. Landlord shall cause Contractor to commence the construction of the Tenant Improvements as soon as is reasonably possible after approval of the Final Plans. Landlord shall provide and cause to be installed only those wall terminal boxes and/or floor monuments required for Tenant's telephone or computer systems as are shown on the Final Plans. Landlord will provide ordinary power wiring to locations shown on the Final Plans and shall provide and cause to be installed conduits as required for Tenant's telephone and computer systems as shown on the Final Plans, but shall in no event install, pull or hook up such wires. Further, notwithstanding anything to the contrary herein, Landlord and Tenant shall cooperate with each other to resolve any space plan issues raised by applicable local building codes. The Tenant Improvements shall be deemed to be "Substantially Completed" when they have, in Landlord's and Tenant's reasonable judgment, been completed in accordance with the Final Plans, subject only to correction or completion of "Punch List" items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant's use of the Premises for Tenant's business. The definition of "Substantially Completed" shall also apply to the terms "Substantial Completion" and "Substantially Complete".

c. Changes. If Tenant requests any change, addition or alteration in or to the Tenant Approved Plans or, once approved, the Final Plans ("Changes"), Landlord shall cause Landlord's architect to prepare additional plans implementing such Change and Tenant shall reimburse Landlord for Landlord's reasonable architectural charges in connection therewith. All Changes shall be subject to Landlord's reasonable approval. As soon as practicable after the completion of such additional plans, Landlord shall notify Tenant of the estimated net cost (if any) of the Change. Within three (3) business days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for the increase (if any) in the total net cost of the construction resulting from the Change, which additional cost shall be payable, at Landlord's option, either prior to commencement of work on the Change or during the course of construction. If Tenant fails to approve the Change within such three (3) business day period, the requested Change shall not be incorporated into the Tenant Improvements.

d. Tenant Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) any Changes requested by Tenant in the Tenant Approved Plans or the Final Plans (including any cost or delay resulting from proposed changes that are not ultimately made), (ii) any failure by Tenant to timely pay any amounts due from Tenant hereunder, including any additional costs resulting from any Change (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop work on the Tenant Improvements rather than incur costs which Tenant is obligated to fund but has not yet funded and any delay from such a work stoppage will be a Tenant Delay), (iii) the inclusion in the Tenant Improvements of any so-called "long lead" materials (such as fabrics, paneling, carpeting or other items that are not readily available within industry standard lead times (e.g., custom made items that require time to procure beyond that customarily required for standard items, or items that are currently out of stock and will require extra time to back order) and for which suitable substitutes exist), (iv) Tenant's failure to respond within three (3) business days to reasonable inquiries by Landlord or Contractor regarding the construction of the Tenant Improvements, or (v) any other delay requested or caused by Tenant. Each of the foregoing is referred to herein as a "Tenant Delay".

5. Monthly Rent.

a. Commencing as of the Commencement Date, and continuing thereafter on or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2 above. If Tenant's obligation to pay Monthly Rent hereunder commences on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, in immediately available funds of lawful money of the United States of America, or by good check as described below, to the lockbox location designated by Landlord, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, Tenant shall pay to Landlord together with Tenant's execution of this Lease an amount equal to the Monthly Rent payable for the first full calendar month of the Lease term after Tenant's obligation to pay Monthly Rent shall have commenced hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder. Notwithstanding the foregoing, if the date of Substantial Completion of the Tenant Improvements is delayed as a result of a Tenant Delay, then Tenant's obligation to pay rent for the Premises shall be accelerated by the number of days of such delay.

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b. All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant's occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

c. Any rent not paid by Tenant to Landlord within five (5) Business Days following written notice to Tenant that such sum is past due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law; except that Landlord shall only be required to give one (1) such notice in any calendar year, and after such notice is given, any failure by Tenant in such calendar year to pay Monthly Rent, Additional Rent or any other amount due hereunder on the date due will subject Tenant to the default interest at the Interest Rate, without the requirement of notice from Landlord of such failure. Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall constitute an Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

d. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies under this Lease or at law.

6. Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit specified in Paragraph 2.d. above as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease; provided, however, that the Security Deposit is not an advance rent deposit or an advance payment of any other kind, nor a measure of Landlord's damages upon Tenant's default. Landlord shall not be required to segregate the Security Deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any Event of Default or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its covenants or obligations hereunder, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease or at law. In such event and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to an amount equal to one hundred ten percent (110%) of the amount specified in Paragraph 2.d. as the same may have been increased by prior applications of this Paragraph 6. Tenant's failure to make such payment to Landlord within five (5) days of Landlord's notice shall constitute an Event of Default. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. No holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for the Security Deposit unless and only to the extent such holder or purchaser shall have actually received the same. Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Security Deposit to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

7. Additional Rent: Increases in Operating Expenses and Tax Expenses.

a. Operating Expenses. Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in the Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over the Operating Expenses incurred by Landlord during the Base Year. The amounts payable under this Paragraph 7.a. and Paragraph 7.b. below are termed "Additional Rent" herein.

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The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy (provided, however, that if the cost of any such insurance for the Base Year is greater than the cost of such insurance in subsequent year(s) of the Lease term due to unusual increases or fluctuations in the rate or scope of such insurance in the Base Year and such unusual increases or fluctuations are not present in the applicable subsequent year(s), Operating Expenses for the Base Year may be adjusted, for purposes of determining the Operating Expenses payable by Tenant in the applicable subsequent year(s), to reflect what the cost of such insurance would have been in the Base Year had the normal rates and scope of service applied); (5) water charges and sewer rents or fees; (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses; (10) costs of repairs to and maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, HVAC and other building equipment and systems or as may otherwise be necessary or proper for the operation, repair or maintenance of the Real Property (provided, however, that if the cost of any such service for the Base Year is greater than the cost of such service in subsequent year(s) of the Lease term due to unusual increases or fluctuations in the rate or scope of such service in the Base Year and such unusual increases or fluctuations are not present in the applicable subsequent year(s), Operating Expenses for the Base Year may be adjusted, for purposes of determining the Operating Expenses payable by Tenant in the applicable subsequent year(s), to reflect what the cost of such service would have been in the Base Year had the normal rates and scope of service applied); (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses; (14) fees and expenses for painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property (provided, however, that if the cost of any energy related utility for the Base Year is greater than the cost of such utility in subsequent year(s) of the Lease term due to unusual increases or fluctuations in the rate for such utility in the Base Year and such unusual increases or fluctuations are not present in the applicable subsequent year(s), Operating Expenses for the Base Year may be adjusted, for purposes of determining the Operating Expenses payable by Tenant in the applicable subsequent year(s), to reflect what the cost of such utility would have been in the Base Year had normal rates applied); (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year in order to comply with any local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively, "Legal Requirement") with which the Real Property was not required to comply during the Base Year, or to comply with any amendment or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation during the Base Year; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses; (18) the reasonable cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); provided, however, that leasing or rental costs of a rotating or other art program for the common areas of the Building or the Real Property shall be included in Operating Expenses; (19) any expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any additional work, labor, services or material resulting from compliance with any Legal Requirement applicable to the Real Property or any parts thereof; and (20) Building office rent or rental value (not to exceed fair market rent) for not more than 3,000 rentable square feet of space. If the Real Property is or becomes subject to any covenants, conditions or restrictions, reciprocal easement agreement, common area declaration or similar agreement, then Operating Expenses shall include all fees, costs or other expenses allocated to the Real Property under such agreement. With respect to the costs of items included in Operating Expenses under (16) and (17), such costs shall be amortized over a reasonable period, as determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the six-month United States Treasury bill rate in effect at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.

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Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses (as defined in Paragraph 7.b. below); (vi) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Building tenants; (vii) the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to this Paragraph 7.a.); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) executive salaries; (x) advertising; or (xi) real estate broker's or other leasing commissions.

b. Tax Expenses. Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in Tax Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over Tax Expenses incurred by Landlord during the Base Year. Notwithstanding the foregoing, if any reassessment, reduction or recalculation of any item included in Tax Expenses during the term results in a reduction of Tax Expenses, then for purposes of calculating Tenant's Share of increases in Tax Expenses from and after the calendar year in which such adjustment occurs, Tax Expenses for the Base Year shall be adjusted to reflect such reduction.

The term "Tax Expenses" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on Landlord with respect to the Real Property, on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the County of Orange, the City of Irvine, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall include reasonable attorneys' and professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense.

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c. Adjustment for Occupancy Factor; Allocation of Operating Expenses and Tax Expenses. Notwithstanding any other provision herein to the contrary, in the event the Building is not at least ninety-five percent (95%) occupied during the Base Year of during any calendar year during the term, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year. In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease.

Landlord shall have the right to equitably allocate some or all of Operating Expenses among particular classes or groups of tenants in the Building (for example, retail tenants) to reflect Landlord's good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses are being provided to or conferred upon such classes or groups. Further, Landlord shall have the right from time to time, to equitably allocate some or all of the Operating Expenses and/or Tax Expenses among different buildings of the Project. In such event, Landlord shall reasonably determine a method of allocating such Operating Expenses and/or Tax Expenses attributable to such other buildings of the Project to the Building and Tenant shall be responsible for paying its proportionate share of such expenses.

d. Intention Regarding Expense Pass-Through. It is the intention of Landlord and Tenant that the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses for the Base Year and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide.

e. Notice and Payment. On or before the first day of each calendar year during the term hereof subsequent to the Base Year, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7.a. and 7.b. for such calendar year subsequent to the Base Year. On or before the first day of each month during each such subsequent calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent; provided, however, that if Landlord's notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year's estimate until the month after Landlord's notice is given. If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord's estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate. On the first monthly payment date after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases, based on such new estimate.

f. Annual Accounting. Within one hundred fifty (150) days after the close of each calendar year subsequent to the Base Year, or as soon after such one hundred fifty (150) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year and such statement shall be final and binding upon Landlord and Tenant (except that the Tax Expenses included in such statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses). If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above exceeded Tenant's obligations for the calendar year, Landlord shall credit the excess to the next succeeding installments of estimated Additional Rent. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement.

g. Proration for Partial Lease Year. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to the such partial calendar year shall be prorated on the basis that the number of days of such partial calendar year bears to three hundred sixty (360).

8. Use of Premises; Compliance with Law.

a. Use of Premises. The Premises may be used solely for general office purposes for the business of Tenant described in Paragraph 2.g. above or for any other general office use consistent with the operation of the Building as a first-class office building, provided such other office use (1) does not materially increase (a) the operating costs for the Building, (b) the burden on the Building services, or (c) the foot traffic, elevator usage or security concerns in the Building, or create an increased probability of the comfort and/or safety of the Landlord or other tenants of the Building being compromised or reduced, and (2) is not for a school or training facility, an office or facility of any governmental or quasi-governmental agency or authority, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight), and (3) is not a use which conflicts with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Real Property.

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Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Project, nor bring or keep anything therein, which would in any way subject Landlord, Landlord's agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Project or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Project. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Landlord may from time to time conduct fire and life safety training for tenants of the Building, including evacuation drills and similar procedures. Tenant agrees to participate in such activities as reasonably requested by Landlord.

Tenant agrees not to knowingly employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work. If a labor disturbance results from Tenant's employment of any person, entity or contractor for any work in the Premises, Tenant shall take immediate steps to end the disturbance, including temporary cessation of the work if necessary.

b. Compliance with Law. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7.a.(16) above) now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises, and shall perform all work to the Premises or other portions of the Project required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises or other portions of the Project unless such changes are related to or affected or triggered by (i) Tenant's Alterations (as defined in Paragraph 9 below), (ii) Tenant's particular use of the Premises (as opposed to Tenant's use of the Premises for general office purposes in a normal and customary manner), (iii) Tenant's particular employees or employment practices, or (iv) the construction of initial improvements to the Premises, if any. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement.

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c. Hazardous Materials. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Project by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Project to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant shall immediately advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Project or any other property of whatever nature located on the Project to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

d. Applicability of Paragraph. The provisions of this Paragraph 8 are for the benefit of Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

9. Alterations and Restoration.

a. Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, "Alterations"), except as expressly provided in this Paragraph 9. If Tenant desires any Alteration, Tenant must obtain Landlord's prior written approval of such Alteration.

Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Paragraph 9, Tenant shall have the right, without Landlord's consent, to make any Alteration that meets all of the following criteria (a "Cosmetic Alteration"): (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) Tenant provides Landlord with ten (10) days' advance written notice of the commencement of such Alteration, (c) such Alteration does not affect the Building's electrical, mechanical, life safety, plumbing, security, or HVAC systems or any structural portion of the Building or any part of the Building other than the Premises, (d) the work will not decrease the value of the Premises, does not require a building permit or other governmental permit, and is performed in a workman-like manner and in accordance with all Legal Requirements, (e) the work does not involve any Hazardous Materials, (f) the work does not involve opening the ceiling of the Premises and (g) the aggregate cost of the work will not exceed Ten Thousand Dollars ($10,000.00). At the time Tenant notifies Landlord of any Cosmetic Alteration, Tenant shall give Landlord a copy of Tenant's plans for the work. If the Cosmetic Alteration is of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work. Notwithstanding anything to the contrary herein, Tenant may, without prior notice to or consent from Landlord, hang on the walls of the Premises artwork and other items typically hung in office premises, provided that Tenant uses nails, hooks or other devices reasonably approved by Landlord for such purposes.

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All Alterations shall be made at Tenant's sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). For other than Cosmetic Alterations, Tenant shall either (i) arrange for Landlord to perform the work on terms and conditions acceptable to Landlord and Tenant, each in its sole discretion or (ii) bid the project out to contractors approved by Landlord in writing in advance (which approval shall not be unreasonably withheld). Tenant shall provide Landlord with a copy of the information submitted to bidders at such time as the bidders receive their copy. Regardless of the contractors who perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount (the "Alteration Operations Fee") equal to five percent (5%) of the total cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord's internal review of Tenant's Plans and general oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant's obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Lease). Notwithstanding the foregoing, the Alteartion Operations Fee shall not apply to Cosmetic Alterations. Tenant shall also reimburse Landlord for Landlord's expenses such as electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, fees and charges paid to third party architects, engineers and other consultants for review of the work and the plans and specifications with respect thereto and to monitor contractor compliance with Building construction requirements, and for other miscellaneous costs incurred by Landlord as result of the work.

All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all Legal Requirements and Landlord's construction standards, procedures, conditions and requirements for the Building as in effect from time to time (including Landlord's requirements relating to insurance and contractor qualifications). To the extent applicable, and without limitation of the foregoing, Tenant shall cause a timely Notice of Completion to be recorded in the office of the Recorder of Orange County in accordance with Section 3093 of the California Civil Code or any successor statute. Tenant shall deliver to Landlord, within thirty (30) days following the completion of the Alterations, a copy of as-built drawings of the Alterations in a form acceptable to Landlord. In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance in the Building. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

b. At Landlord's sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, in which event Tenant shall pay the general contractor's fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.

10. Repair. By taking possession of the Premises, Tenant agrees that the Premises are in good condition and repair. Tenant, at Tenant's sole cost and expense, shall keep the Premises and every part thereof (including the interior walls and ceilings of the Premises, those portions of the Building systems located within and exclusively serving the Premises, and improvements and Alterations) in good condition and repair. Tenant waives all rights to make repairs at the expense of Landlord as provided by any Legal Requirement now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Legal Requirement now or hereafter in effect.

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11. Abandonment. Tenant shall not abandon the Premises or any part thereof at any time during the term hereof. Tenant's mere vacating of the Premises during the term hereof shall not constitute an abandonment under this Lease nor an Event of Default so long as Tenant continues to pay Monthly Rent, Additional Rent and all other sums due Landlord under this Lease and maintains the insurance coverage required pursuant to Paragraph 15 of this Lease. Upon the expiration or earlier termination of this Lease, or if Tenant abandons or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Premises and the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 above.

12. Liens. Tenant shall not permit any mechanic's, materialman's or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant's interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, upon ten (10) days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanics', materialmen's or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

13. Assignment and Subletting.

a. Landlord's Consent. Landlord's and Tenant's agreement with regard to Tenant's right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord's prior written consent, which consent shall not (subject to Landlord's rights under Paragraph 13.d. below) be unreasonably withheld, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively, an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Any assignment or subletting without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the proposed assignee or subtenant (or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant) is a current direct tenant of the Building or has negotiated with Landlord within the preceding three (3) months (or is currently negotiating with Landlord) to lease space in the Project; (ii) Landlord reasonably disapproves of the proposed assignee's or subtenant's reputation or creditworthiness; (iii) Landlord determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (iv) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings; (v) the assignment or subletting may conflict with any exclusive uses granted to other tenants of the Project, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Project; (vi) the assignment or subletting would involve a change in use from that expressly permitted under Paragraph 8.a. above or any other provision of this Lease; (vii) Landlord determines that the proposed assignee may be unable to perform all of Tenant's obligations under this Lease or the proposed subtenant may be unable to perform all of its obligations under the proposed sublease or (viii) at the time Tenant delivers its request for consent to the assignment or sublease there is then in effect an uncured breach of this Lease by Tenant (provided that Landlord reserves the right to waive the applicability of this item (viii) as to a particular proposed assignment or sublease if necessary in order to satisfy the requirement in Section 1951.4 of the California Civil Code that Tenant's right to sublease be subject only to reasonable limitations). Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

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For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant's obligations under this Lease, in order to induce Tenant to lease space with such third party. "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise). Paragraph 13.g. below contains provisions which may apply to certain of the transfer events that are deemed by this grammatical paragraph to constitute an assignment or subletting of this Lease.

If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder.

The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from the requirement of obtaining Landlord's express prior written consent to any other or further assignment or subletting. In no event shall any subtenant be permitted to assign its sublease or to further sublet all or any portion of its subleased premises without Landlord's prior written consent, which consent may be withheld by Landlord it its sole and absolute discretion. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's obligations under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee, it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein and may not be transferred.

b. Processing Expenses. Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of Five Hundred Dollars ($500.00) for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

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c. Consideration to Landlord. In the event of any assignment or sublease, but excluding an assignment or sublease to an Affiliate pursuant to Paragraph 13.g. below, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraph 5 above and Additional Rent under Paragraph 7 above attributable to the sublet space for the corresponding month; except that Tenant may recapture, on an amortized basis over the term of the sublease or assignment (i) any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), (ii) reasonable legal fees paid by Tenant in connection with such assignment or subletting (provided that Tenant shall submit to Landlord evidence reasonably acceptable to Landlord of such legal fees actually paid by Tenant, which evidence shall include copies of the applicable attorney bills) and (iii) any improvement allowance or construction costs incurred by Tenant in connection with the assignment or sublease (collectively the "Assignment or Subletting Costs"), provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within ninety (90) days following the effective date of the assignment or the commencement of the term of the sublease, as applicable, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration (i) the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space and (ii) the incremental amount, on an amortized basis, of the Assignment or Subletting Costs, and fifty percent (50%) of the then remaining sum shall be paid monthly to Landlord. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 13.c., shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

d. Procedures. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof and the terms proposed (the "Sublease Notice"), which Sublease Notice shall be accompanied by Tenant's proposed assignment or sublease agreement (in which the proposed assignee or subtenant shall be named, shall be executed by Tenant and the proposed assignee or subtenant, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed assignee or subtenant and any other information reasonably requested by Landlord. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) days after receipt of Tenant's notice) (i) in the case of any proposed sublet, to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including Additional Rent as provided for in Paragraph 7 above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis; provided, however, that if the portion of the Premises proposed by Tenant to be sublet consists of space on more than one floor of the Building, Landlord may exercise (or not exercise) its sublet option under this clause (i) separately as to the proposed sublet space on each such floor, (ii) to terminate this Lease in its entirety (in the case of any proposed assignment) or as it pertains to the portion of the Premises so proposed by Tenant to be sublet (in the case of any proposed sublet); provided, however, that if the portion of the Premises proposed by Tenant to be sublet consists of space on more than one floor of the Building, Landlord may exercise (or not exercise) its termination option under this clause (ii) separately as to the proposed sublet space on each such floor, or (iii) to approve or reasonably disapprove the proposed assignment or sublease. If Landlord exercises its option in (i) above, then Landlord may, at Landlord's sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of the sublease (and in no event shall Tenant have any removal or restoration obligation with respect to any improvements constructed in the subject space by Landlord). If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein. If Landlord exercises any option to sublet or to terminate, any costs of demising the portion of the Premises affected by such subleasing or termination shall be borne by Tenant. In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed assignment or subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions, arising from such proposed assignment or subletting. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

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e. Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without Landlord's prior written consent (which, in the case of a further assignment proposed by an assignee of this Lease, shall not be unreasonably withheld, subject to Landlord's rights under the provisions of this Paragraph 13, and in the case of a subtenant's assignment of its sublease or further subletting of its subleased premises or any portion thereof, may be withheld in Landlord's sole and absolute discretion), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to assignment or consent to sublease form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises or any portion thereof unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

f. No Merger. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

g. Affiliates. Notwithstanding anything to the contrary in Paragraphs 13.a. and 13.d., but subject to Paragraphs 13.b., 13.c., 13.e. and 13.f., Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant's parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, and the power to direct the management of, the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant's parent, or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant's stock) (collectively, an "Affiliate"), provided that (i) Landlord receives at least ten (10) days' prior written notice of the assignment or subletting, together with evidence that the requirements of this Paragraph 13.g. have been met, (ii) the Affiliate's net worth is not less than Tenant's net worth as of the date of this Lease or as of the date immediately prior to the assignment or subletting (or series of transactions of which the same is a part), whichever is greater, (iii) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger), the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (v) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate, (vi) the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein, and (vii) in the case of a sublease, the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord's waiver and acknowledgement form for an Affiliate sublease.

14. Indemnification of Landlord.

a. Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Project from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Project, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Project, or acts of other tenants of the Building; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from Landlord's gross negligence or willful misconduct.

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b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Parties (as defined in Paragraph 8.c. above) in, on or about the Project, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the term of this Lease, or (c) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the gross negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

15. Insurance.

a. Tenant's Insurance; Coverage Amounts. Tenant shall, at Tenant's expense, maintain during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of One Million Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury and property damage, One Million Dollars ($1,000,000.00) for products-completed operations coverage, One Hundred Thousand Dollars ($100,000.00) fire legal liability, One Million Dollars ($1,000,000.00) for personal and advertising injury, with a Two Million Dollars ($2,000,000.00) general aggregate limit, with a Two Million Dollars ($2,000,000.00) umbrella, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant's operations in the Building; (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of "special form" (previously known as "all risk") insurance policies (excluding earthquake and flood but including water damage), covering Tenant's personal property and trade fixtures in or about the Premises or the Real Property, and any improvements and/or Alterations in the Premises, for the full replacement value thereof without deduction for depreciation; (iii) workers' compensation insurance in statutory limits; (iv) at least three months' coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification "special form" insurance, excluding earthquake and flood but including water damage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of One Million Dollars ($1,000,000.00) per occurrence, combined single limit. All of the above policies shall protect Tenant as named insured. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant), and to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

b. Policy Form. Each insurance policy required pursuant to Paragraph 15.a. above shall be issued by an insurance company licensed in the State of California and with a general policyholders' rating of "A-" or better and a financial size ranking of "Class VIII" or higher in the most recent edition of Best's Insurance Guide. Each insurance policy shall provide that it may not be materially changed, cancelled or allowed to lapse unless thirty (30) days' prior written notice to Landlord and any other insureds designated by Landlord is first given. If any of the above policies are subject to deductibles, the deductible amounts shall not exceed amounts approved in advance in writing by Landlord. The commercial general liability policies and any umbrella/excess coverage policies carried pursuant to item (i) in Paragraph 15.a. above shall (a) name Landlord and all the other Indemnitees and any other parties designated by Landlord as additional insureds, (b) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured and (c) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Indemnitees by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant. The property insurance policy carried under item (ii) of Paragraph 15.a. above shall include all waiver of subrogation rights endorsements necessary to effect the provisions of Paragraph 16 below. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty (30) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

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c. Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant's part to make any addition, Alteration or improvement in or to the Premises.

16. Mutual Waiver of Subrogation Rights. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Project that is caused by or results from risks insured against under any "special form" insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15 but not actually carried by Tenant, and Landlord shall be deemed to carry standard fire and extended coverage policies on the Project. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

17. Utilities.

a. Basic Services. Landlord shall furnish the following utilities and services ("Basic Services") for the Premises: (i) during the hours of 8 A.M. to 6 P.M. ("Business Hours") Monday through Friday (except public holidays) ("Business Days"), electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office purposes, (ii) during Business Hours on Business Days and, provided that Tenant delivers a written request to Landlord not later than 12 noon on Friday, from 8 A.M. to 12 P.M. on Saturday (except public holidays), heat and air conditioning required in Landlord's judgment for the comfortable use and occupancy of the Premises for ordinary general office purposes, (iii) unheated water for the restroom(s) in the public areas serving the Premises, (iv) elevator service to the floor(s) of the Premises by nonattended automatic elevators for general office pedestrian usage, and (v) on Business Days, janitorial services limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as determined by Landlord. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services ("Excess Services," which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity in excess of the lesser of that described in clause (i) above or clause (ii) of Paragraph 17.c. below; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17. Landlord reserves the right to install in the Premises or the Real Property electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g., by temporary "check" meters or by survey).

Notwithstanding the above, (subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, acts of terror, or other causes beyond the reasonable control of Landlord) (A) Tenant shall have access to the Premises 24 hours a day, each day of the Lease term, (B) the services described in (iii) and (iv) above shall be provided to the Premises 24 hours a day, each day of the Lease term, without additional charge to Tenant, and (C) subject to the above provisions of this Paragraph 17.a. regarding availability of Excess Services and Paragraph 17.b. below regarding Tenant's payment for Excess Services, the electricity, heat and air conditioning described in (i) and (ii) above shall be available to the Premises 24 hours a day, each day of the Lease term.

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b. Payment for Utilities and Services. The cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord's prevailing rate, of any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant's consumption of utilities, (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in Paragraph 17.d. below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord's failure to bill Tenant for any of the foregoing shall not waive Landlord's right to bill Tenant for the same at a later time.

c. Utility Connections. Tenant shall not connect or use any apparatus or device in the Premises (i) using current in excess of 110 volts, or (ii) which would cause Tenant's electrical demand load to exceed an average of two and one-half (2.5) watts per usable square foot, or (iii) which would exceed the capacity of the existing panel or transformer serving the Premises. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water.

Landlord will not permit additional coring or channeling of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant's expense, that coring and/or channeling of the floor in order to install such additional outlets will not weaken the structure of the floor.

d. Temperature Balance. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits specified in Paragraph 17.c. above, or (iv) any rearrangement of partitioning or other improvements, then at Tenant's sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein "Temperature Balance Equipment"). Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun's position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

e. Interruption of Services. Landlord's obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to any abatement or offset of Monthly Rent, Additional Rent or any other amounts due from Tenant under this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability.

f. Governmental Controls. In the event any governmental authority having jurisdiction over the Project or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, "Controls") or in the event Landlord is required or elects to make alterations to the Project or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Project or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

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18. Personal Property and Other Taxes. Tenant shall pay, at least ten (10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant's equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord's payment upon demand.

19. Rules and Regulations. Tenant shall comply with the rules and regulations set forth on Exhibit B attached hereto, as such rules and regulations may be modified or amended by Landlord from time to time (the "Rules and Regulations"). Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations. In the event of any conflict between the Rules and Regulations and the balance of this Lease, the balance of this Lease shall control.

20. Surrender; Holding Over.

a. Surrender. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease and all of Tenant's personal property (including, without limitation, all voice and data cabling) and trade fixtures, and, at Landlord's sole election, any other improvements, whether installed by Landlord or Tenant, that are of a type or quantity that would not be installed by or for a typical tenant using space for general office purposes, or are otherwise nonstandard. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant's expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 above. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

b. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant, but in no event less than the greater of (i) one hundred fifty percent (150%) of the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease or (ii) the then fair market rental (as reasonably determined by Landlord) for the Premises. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises or (ii) two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

c. Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

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21. Subordination and Attornment.

a. Following the execution of this Lease by the parties, Landlord shall obtain for Tenant from the current holder of a Superior Interest (as defined below)("Current Lender") a non-disturbance agreement providing that if Tenant is not in default under this Lease beyond any applicable grace period, Current Lender will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof, and including such further matters and conditions to the foregoing as may be customarily and commercially reasonably required by Current Lender. Any and all charges imposed by Current Lender for issuing the aforementioned non-disturbance agreement shall be borne by Tenant, which charges are Five Hundred Dollars ($500.00) if Tenant signs Current Lender's standard form without modification and One Thousand Dollars ($1,000.00), plus Current Lender's attorneys' fees, if Tenant requests revisions to the standard form. As used herein and elsewhere in this Lease, an "Encumbrance" is any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein, and the holder of an Encumbrance that is superior to Tenant's leasehold interest is referred to in this Lease as the holder of a "Superior Interest."

b. If an Encumbrance is created following the date of this Lease, then this Lease shall be automatically subject and subordinate to such Encumbrance only upon delivery to Tenant of a non-disturbance agreement executed by the holder of the Encumbrance providing that if Tenant is not in default under this Lease beyond any applicable grace period, that such party will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof, and including such further matters and conditions to the foregoing as may be customarily and commercially reasonably required by the holder of the Encumbrance. Tenant shall, within ten (10) days after Landlord's request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Encumbrance created after the date of this Lease, provided that the non-disturbance provisions provided for in this Paragraph 21. b. are included in such document. If Tenant fails to execute and deliver to Landlord the required document within the required ten (10) day period, then Tenant agrees that Landlord shall have the right to execute and deliver such instrument in lieu of Tenant and Tenant shall be bound thereby. Any and all charges imposed by the holder of the Encumbrance to issue the non-disturbance agreement shall be borne by Tenant.

c. If the interest of Landlord in the Real Property or the Building is transferred to any person ("Purchaser") pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein upon notice from Landlord or Purchaser of such transfer, subject to the terms of any applicable non-disturbance agreement.

22. Financing Condition. If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Project should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease and giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease (to the extent such termination right would otherwise be available) unless such default remains uncured after foreclosure has been completed, and/or any modification of the agreements, covenants, conditions or provisions of this Lease, then Tenant agrees that it shall, within ten (10) days after Landlord's request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor; provided, however, that no such modification shall affect the length of the term or increase the rent payable by Tenant under Paragraphs 5 and 7. Tenant acknowledges and agrees that its failure to timely execute any such agreement or modification required by such lender or ground lessor may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing.

If Tenant receives a non-disturbance agreement from a particular lender pursuant to Paragraph 21 above, the provisions of the non-disturbance agreement, to the extent inconsistent with the provisions of this Paragraph 22, shall govern as to that lender.

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23. Entry by Landlord. Landlord may, at any and all reasonable times, and upon reasonable advance notice (provided that no advance notice need be given if an emergency necessitates an immediate entry or prior to entry to provide routine janitorial services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders or purchasers and, during the final twelve (12) months of the Lease term (as the same may have been extended) prospective tenants, (d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises or any other portion of the Project. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the work to be performed. In no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant. Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring additional expense. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant's vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

24. Insolvency or Bankruptcy. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below:

a. Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets; or

b. Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated; or

c. Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or

d. Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

25. Default and Remedies.

a. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

1. Tenant fails to pay when due Monthly Rent, Additional Rent or any other rent due hereunder; or

2. Tenant fails to occupy and use the Premises for fifteen (15) consecutive days, which failure shall be deemed an abandonment of the Premises by Tenant; or

3. Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the applicable period set forth therein; or

4. Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

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5. Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished; or

6. Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or

7. The default by any guarantor of Tenant's obligations hereunder of any provision of such guarantor's guaranty, or the attempted repudiation or revocation of any such guaranty of this Lease by such guarantor, or the application of items 4 or 5 of this Paragraph 25.a. with the reference to "Tenant" therein being deemed to refer instead to such guarantor; or

8. A default by Tenant occurs under any other lease between Tenant and Landlord or any affiliate of Landlord, and Tenant fails to cure such default within the applicable period set forth therein; or

9. Tenant fails to comply with any other provision of this Lease in the manner and within the time required.

b. Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

1. Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises.

Upon such termination in writing of Tenant's right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

(i) The reasonable cost of recovering the Premises; plus

(ii) The reasonable cost of removing Tenant's Alterations, trade fixtures and improvements; plus

(iii) All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2. below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

(iv) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus

(v) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

(vi) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

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2. Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. After the occurrence of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant's interest in the Premises or in this Lease.

3. During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant's personal property, Alterations and trade fixtures from the Premises and store them at Tenant's risk and expense. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.

Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph 25, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

4. Landlord may require Tenant to remove any and all Alterations from the Premises or, if Tenant fails to do so within ten (10) days after Landlord's request, Landlord may do so at Tenant's expense.

5. Landlord may cure the Event of Default at Tenant's expense, it being understood that such performance shall not waive or cure the subject Event of Default. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

c. Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

26. Damage or Destruction. If all or any part of the Premises or any material portion of the balance of the Real Property is damaged by fire or other casualty, and the damage can, in Landlord's reasonable opinion, be repaired within sixty (60) days of the damage, then Landlord shall repair the damage and this Lease shall remain in full force and effect. If the repairs cannot, in Landlord's opinion, be made within the sixty (60)-day period, Landlord at its option exercised by written notice to Tenant within the sixty (60)-day period, shall either (a) repair the damage, in which event this Lease shall continue in full force and effect, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice. Notwithstanding the foregoing, Landlord shall not be obligated to repair or replace any of Tenant's movable furniture, equipment, trade fixtures and other personal property, nor any Alterations that were installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant's request) and Tenant shall, at Tenant's sole cost and expense, repair and replace such items. All such repair and replacement of Alterations shall be constructed by Tenant in accordance with Paragraph 9 above regarding Alterations.

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Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's property insurance carried under item (ii) of Paragraph 15.a. above with respect to leasehold improvements which Landlord is required to restore pursuant to the foregoing, provided that if the cost of restoration exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of repairs to such improvements shall be paid by Tenant to Landlord prior to Landlord's repair of the damage, or at Landlord's election, at any later time following Landlord's discovery of any insufficiency of such insurance proceeds.

If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, and the damage does not result from the negligence or willful misconduct of Tenant or any other Tenant Parties, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant's Monthly Rent and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct, its business at the Premises, except that (i) such abatement requirement shall apply only until such time as Landlord has completed the restoration work required to be performed by Landlord and (ii) such abatement shall be limited to the proceeds of rental interruption insurance received by Landlord with respect to the Premises.

A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto, except for the rent abatement expressly provided above. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

27. Eminent Domain.

a. If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a "taking"), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety (90) days after the taking; provided, however, that Tenant's right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant's business. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant's relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.

In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced. If all or any material part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking.

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b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of one (1) year or less ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

28. Landlord's Liability; Sale of Building. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, (i) no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord's obligations or actions under this Lease and (ii) the liability of Landlord for its obligations under this Lease shall be limited solely to an amount equal to the lesser of (x) Landlord's interest in the Building and (y) the equity interest Landlord would have in the Building if the Building were encumbered by independent secured financing equal to eighty percent (80%) of the value of the Building. In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord's alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). Upon any conveyance of title to the Real Property, the grantee or transferee shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this Paragraph 28. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord's interest in the Real Property, and upon such transfer Landlord shall be released from any further responsibility or liability for such security. Any claim, defense or other right of Tenant arising in connection with this Lease shall be barred unless Tenant files an action or interposes a defense based thereon within one hundred eighty (180) days after the date of the alleged event on which Tenant is basing its claim, defense or right. Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, members, or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner, member or other owner.

29. Estoppel Certificates. At any time and from time to time, upon not less than ten (10) days' prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or, if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security. If Tenant fails to deliver such statement within the time required hereunder, such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance of its obligations hereunder, (iii) not more than one month's installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct. Tenant acknowledges and agrees that its failure to execute such certificate may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing.

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30. Right of Landlord to Perform. If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant's behalf. Tenant shall pay to Landlord, within ten (10) days of Landlord's written demand therefor, one hundred ten percent (110%) of all sums so paid by Landlord and all necessary incidental costs incurred by Landlord in connection with the performance by Landlord of an obligation of Tenant. If such sum is not paid by Tenant within the required ten (10) day period, interest shall accrue on such sum at the Interest Rate from the end of such ten (10) day period until paid by Tenant. Further, Tenant's failure to make such payment within such ten (10) day period shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent

31. Late Charge; Late Payments. Tenant acknowledges that late payment of any installment of Monthly Rent or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or Additional Rent or any other amount due from Tenant is not received when due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) five percent (5%) of the overdue amount, or (ii) One Hundred Dollars ($100.00), which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.

Following the occurrence of three instances in any twelve (12) month period of Tenant's payment of Monthly Rent and/or Additional Rent more than ten (10) days late, Landlord may, upon written notice to Tenant and without prejudice to any other rights or remedies available to Landlord, (i) require that all remaining installments of Monthly Rent and monthly payments of Additional Rent be payable three months in advance and/or (ii) require that Tenant increase the amount of the Security Deposit (if any) by an amount equal to one (1) month's Rent.

32. Attorneys' Fees; Waiver of Jury Trial. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

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33. Waiver. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

34. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder; provided, however, that prior to the Commencement Date, notices to Tenant shall be addressed to Tenant at 18881 Von Karman, Suite 700, Irvine, CA 92612. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Landlord in care of Shorenstein Properties LLC, 235 Montgomery Street, 16th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to the management office of the Building, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder. Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective two (2) Business Days after mailing. In the event Tenant requests multiple notices hereunder, Tenant will be bound by such notice from the earlier of the effective times of the multiple notices.

35. Notice of Surrender. At least ninety (90) days before the last day of the term hereof; Tenant shall give to Landlord a written notice of intention to surrender the Premises on that date, but neither this paragraph nor any failure by Landlord to protest the lack of such notice by Tenant shall be construed as an extension of the term or as a consent by Landlord to any holding over by Tenant.

36. Defined Terms and Marginal Headings. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term "including" or "includes" is used in this Lease it shall be construed as if followed by the phrase "without limitation." The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.

37. Time and Applicable Law. Time is of the essence of this Lease and of each and all of its provisions, except as to the conditions relating to the delivery of possession of the Premises to Tenant. This Lease shall be governed by and construed in accordance with the laws of the State of California, and the venue of any action or proceeding under this Lease shall be the City and County of San Francisco, California.

38. Successors. Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

39. Entire Agreement; Modifications. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant's lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

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40. Light and Air. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

41. Name of Building. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

42. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

43. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

44. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

45. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Lease directly with the real estate broker(s) identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims by any real estate broker or salesman other than the real estate broker(s) identified in Paragraph 2 for a commission, finder's fee or other compensation as a result of Tenant's entering into this Lease.

46. Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that the standard for such consent, approval, judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including without limitation reasonable attorneys' or consultants' fees and expenses, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

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47. Reserved Rights. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for rent abatement:

a. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

b. To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas.

c. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, in its sole and absolute discretion, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Operating Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

48. Financial Statements. Upon submission of this Lease to Landlord and at any time thereafter within thirty (30) days after Landlord's request therefor, Tenant shall furnish to Landlord copies of true and accurate financial statements reflecting Tenant's then current financial situation (including without limitation balance sheets, statements of profit and loss, and changes in financial condition), Tenant's most recent audited or certified annual financial statements, and Tenant's federal income tax returns pertaining to Tenant's business, and in addition shall cause to be furnished to Landlord similar financial statements and tax returns for any guarantor(s) of this Lease. Tenant agrees to deliver to any lender, prospective lender, purchaser or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably requested by such lender or purchaser.

49. Deleted.

50. Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees and attorneys shall not disclose the terms of this Lease to any other person without Landlord's prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease. Tenant shall inform its agents, real estate brokers and sales persons that Tenant is subject to nondisclosure requirements with respect to this Lease and shall request that such persons not disclose the terms of this Lease without Landlord's prior written consent.

51. Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials ("ACM") must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Project are found in the utility areas of the Project not generally accessible to Project occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Project may contain hazardous substances. Although smoking is prohibited in the public areas of the Project, these areas may, from time to time, be exposed to tobacco smoke. Project occupants and other persons entering the Project from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Landlord has made no special investigation of the Premises with respect to any hazardous substances.

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52. Signage Rights.

a. Except to the extent expressly provided in this Paragraph 52, Tenant shall not (i) place or install (or permit to be placed or installed by any Tenant Party) any signs, advertisements, logos, identifying materials, pictures or names of any type on the roof, exterior areas or common areas of the Building or the Project or in any area of the Building, Premises or Project which is visible from the exterior of the Building or outside of the Premises or (ii) place or install (or permit to be placed or installed by any Tenant Party) in or about any portion of the Premises any window covering (even if behind Building standard window coverings) or any other material visible from outside of the Premises or from the exterior of the Building.

b. Subject to compliance with applicable Legal Requirements and such Building signage criteria as Landlord shall apply from time to time and subject to receipt of Landlord's prior written consent, (i) in the case where Tenant occupies an entire floor in the Building, Tenant may place in any portion of such floor which is not visible from the exterior of the Building such identification signage as Tenant shall desire and (ii) in the case where Tenant occupies less than an entire floor in the Building, (A) Tenant may require Landlord to install, at Tenant's sole cost and expense, in such portion of the multi-tenant corridor on such floor as is called for by Landlord's signage program (as the same may exist from time to time) identification signage of the type prescribed by Landlord's signage program identifying Tenant, and (B) Tenant may place in any portion of the inside of the Premises not visible from the exterior of the Building or from outside of the Premises such identification signage as Tenant shall desire. All signage described in this Paragraph 52 shall be treated as Tenant's personal property under the provisions of Paragraph 20.a. above with respect to Tenant's obligations at the expiration or early termination of this Lease.

53. Parking.

a. Commencing upon the Commencement Date and continuing throughout the term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, on an unassigned, non-exclusive and unlabelled basis, twenty-eight (28) parking spaces in the parking facilities for the Building (the "Parking Facilities"). Upon not less than thirty (30) days prior written notice to Landlord, Tenant shall have the right to convert up to four (4) of the unassigned parking spaces to covered and reserved parking spaces in the Parking Facilities. Tenant shall pay Landlord or the operator of the Parking Facility, as directed by Landlord, for the parking spaces leased by Tenant hereunder (i) during the initial term of this Lease, Sixty Dollars ($60.00) per month for each unassigned parking space and One Hundred Thirty Five Dollars ($135.00) per month for each covered and reserved parking space and (ii) during the renewal term provided for in Paragraph 59 below (if Tenant exercises the same), the rate or charge in effect from time to time for parking in the Parking Facilities for the type of space leased. Tenant acknowledges that the monthly and hourly rates or charges in effect may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem) and general rate increases. The aforementioned parking charges shall be in addition to all taxes, assessments or other impositions imposed by any governmental entity in connection with Tenant's use of the parking spaces, which taxes shall be paid by Tenant, or if required to be paid by Landlord, shall be reimbursed to Landlord by Tenant (in either case as rent) concurrently with the payment of the parking charges described above.

If Tenant requires additional parking spaces in the Parking Facilities beyond those provided for above, Landlord shall make available to Tenant up to five (5) additional unassigned, non-exclusive and unlabelled parking spaces in the Parking Facilities, at the rate or charge in effect from time to time for such parking in the Parking Facilities. If Tenant requires additional parking spaces beyond the aforementioned five (5) additional parking spaces, Landlord shall, subject to availability, make such spaces available to Tenant on a month-to-month basis at the rate or charge in effect from time to time for such parking in the Parking Facilities.

b. Tenant shall provide Landlord with advance written notice of the names of each individual to whom Tenant from time to time distributes Tenant's parking rights hereunder, and shall cause each such individual to execute the standard waiver form for garage users used in the Parking Facilities. If the parking charge for a particular parking space is not paid when due, and such failure continues for ten (10) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of rent, Landlord may terminate Tenant's rights under this Paragraph 53 as to such parking space.

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c. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Project and users of the Parking Facilities. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder (other than the parking charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lockouts, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the reasonable control of Landlord. Access to the parking spaces to be made available to Tenant shall, at Landlord's option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord, and Tenant's right to use the Parking facilities is conditioned on Tenant's abiding by and shall otherwise be subject to such reasonable rules and regulations as may be promulgated by Landlord or Landlord's designee from time to time for the Parking Facilities. If applicable, Tenant's employees and occupants shall only have the right to park in Tenant's designated area(s). Landlord shall have the right to modify, change, add to or delete the design, configuration, layout, size, ingress, egress, areas, method of operation, and other characteristics of or relating to the Parking Facilities at any time, and/or to provide for nonuse, partial use or restricted use of portions thereof.

d. The parking rights provided to Tenant pursuant to this Paragraph 53 are provided to Tenant solely for use by officers, directors, and employees of Tenant, its affiliates, sublessees and assignees, and such rights may not otherwise be transferred, assigned, subleased or otherwise alienated by Tenant to any other type of transferee without Landlord's prior written approval, which may be withheld in Landlord's sole discretion.

e. Tenant's business visitors may park in the Parking Facilities on a space-available basis, upon payment of the prevailing fee for parking charged to visitors to the Building.

54. Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

55. Renovation of the Project and Other Improvements. Tenant acknowledges that portions of the Building, Project and/or the Other Improvements (as defined in Paragraph 47.d. above) may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. It is agreed and acknowledged that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Tenant acknowledges and agrees that Landlord may alter, remodel, improve and/or renovate (collectively, the "Renovation Work") the Building, Premises, and/or the Project, and in connection with any Renovation Work, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or the Project, restrict access to portions of the Project, including portions of the common areas, or perform work in the Building and/or the Project. Tenant hereby agrees that such Renovation Work and Landlord's actions in connection with such Renovation Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or liability to Tenant for any injury to or interference with Tenant's business arising from any such Renovation Work, and Tenant shall not be entitled to any damages from Landlord for loss of use of the Premises, in whole or in part, or for loss of Tenant's personal property or improvements, resulting from the Renovation Work or Landlord's actions in connection therewith or for any inconvenience occasioned by such Renovation Work or Landlord's actions in connection therewith.

56. Quiet Enjoyment. If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term, covenant and condition of this Lease on the part or on behalf of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease.

57. No Discrimination. Tenant covenants by and for itself and its successors, heirs, personal representatives and assigns and all persons claiming under or through Tenant that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or assignees of the Premises.

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58. Right of First Offer.

a. Right of First Offer; Available Space. Tenant shall have a one time right of first offer to lease the space located on the fifth (5th) floor of the Building and outlined on attached Exhibit E (the "First Offer Space") if the First Offer Space becomes "available for lease" during the term hereof, subject to the provisions of this Paragraph 58. The First Offer Space shall not be deemed "available for lease" if the tenant under an expiring lease of such space desires to renew or extend its lease, whether pursuant to a renewal option or a new arrangement with Landlord, or if any tenant of the Building exercises an option or right of first offer to lease such space, which option or right of first offer existed as of the date of this Lease. Upon Landlord obtaining knowledge that the First Offer Space will be available for lease, Landlord shall send Tenant a written notice (the "Availability Notice") specifying the availability date (or estimated availability date).

b. Exercise of First Offer Right. If Tenant elects to lease the First Offer Space, Tenant shall so notify Landlord in writing within ten (10) days after the date of the Availability Notice. If Tenant does not exercise its right to lease the First Offer Space within such ten (10) day period, then Landlord shall be released of its obligation to lease the First Offer Space to Tenant and the provisions of this Paragraph 58 shall no longer have any force or effect.

c. Terms and Conditions.

(i) Upon Tenant's election to lease the First Offer Space, Landlord and Tenant shall promptly enter into an amendment of this Lease, adding the First Offer Space to the Premises on all the terms and conditions set forth in this Lease as to the Premises originally demised hereunder, except that (1) the term of the lease to Tenant of the First Offer Space shall commence upon the availability date specified in the Availability Notice (but in event sooner than thirty (30) days after the date of Landlord's Availability Notice to Tenant) or, if later, the date Landlord actually delivers the space to Tenant, vacant and free of other tenancies, and shall continue coextensively with the remaining term hereof and any extension thereof, (2) the Monthly Rent payable by Tenant under Paragraph 5 of this Lease for the First Offer Space shall be the fair market rent for the First Offer Space, as provided below, (3) Tenant's Share for purposes of Paragraph 7 hereof with respect to the First Offer Space shall be determined by dividing the rentable square footage of such First Offer Space by the rentable square footage of the Building, (4) the Base Year for purposes of Paragraph 7 hereof shall be the calendar year in which the First Offer Space is added to this Lease and the Base Tax Year shall be the fiscal tax year in which the First Offer Space is added to the Lease, and (5) Tenant shall take the First Offer Space in its then "as-is" condition.

For purposes of this Paragraph 58.c., the term "fair market rent" shall have the meaning set forth in Paragraph 59.b. below with references therein to the "Premises" being deemed to refer to the First Offer Space and disregarding any provisions which by their nature pertain only to the renewal term. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within thirty (30) days after Tenant validly exercises its right to lease the First Offer Space. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with Paragraph 59.c. below.

(ii) If Tenant exercises the right of first offer granted herein and Landlord is unable, for any reason beyond Landlord's reasonable control, to deliver the First Offer Space to Tenant on the stated availability date, Tenant's lease of the First Offer Space shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but Landlord shall use commercially reasonable efforts to deliver the First Offer Space to Tenant as soon as commercially reasonably possible after the stated availability date.

d. Minimum Rental. Notwithstanding anything in the foregoing to the contrary, at no time during the term of this Lease may the Monthly Rent for the First Offer Space be less than the amount produced by multiplying the rentable square footage of such First Offer Space by the aggregate of the monthly rental rate per rentable square foot payable by Tenant for the original Premises leased under this Lease under Paragraphs 5 and 7 hereof, as such monthly rental rate may adjust from time to time during the term hereof.

e. Limitation on Tenant's Right of First Offer. Notwithstanding the foregoing, if (i) on the date of exercise of the right of first offer, or the date immediately preceding the date the Lease term for the First Offer Space is to commence. Tenant is in default of any of its obligations under this Lease, or (ii) on the date immediately preceding the date the Lease term for the First Offer Space is to commence Tenant named herein (a) is not in occupancy of at least seventy percent (70%) the Premises then leased hereunder or (b) does not intend to occupy at least seventy percent (70%) of the Premises then leased hereunder, together with the entire First Offer Space, then, at Landlord's option, Tenant shall have no right to lease the First Offer Space and, at Landlord's option, the exercise of the right of first offer shall be null and void.

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59. Renewal Option.

a. Option to Renew. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon the expiration of the initial term of the Lease. The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not earlier than twelve (12) months, nor later than ten (10) months, prior to the expiration of the initial term of this Lease. Notwithstanding the foregoing, at Landlord's election, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal period the Tenant originally named herein is not in occupancy of the entire Premises then demised hereunder or does not intend to continue to occupy the Premises (but intends to assign this Lease or sublet the space in whole or in part), or (ii) on the date Tenant exercises the option or on the date immediately preceding the commencement date of the renewal period Tenant is in default of any of its obligations under this Lease.

b. Terms and Conditions. If Tenant exercises the renewal option, then during the renewal period all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then "as-is" state and condition, (iii) the Monthly Rent payable by Tenant for the Premises shall be the then-fair market rent for the Premises based upon the terms of this Lease, as renewed (and, if fair market terms provide for a period of free rent, then Tenant shall receive the same) and (iv) the Base Year for the Premises shall be the calendar year in which the renewal term commences and the Base Tax Year for the Premises shall be the fiscal tax year in which the renewal term commences. Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period of the renewal term. For purposes of this Paragraph 59, the term "fair market rent" shall mean the rental rate that would be applicable for a lease term commencing on the commencement date of the renewal term and that would be payable in any arms length negotiations for the Premises in their then as-is condition, for the renewal term, which rental rate may be established by reference to rental terms actually negotiated for comparable space under primary lease (and not sublease), taking into consideration the location of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first class high-rise office buildings in the Irvine Concourse within the John Wayne Airport area marketplace, in similar physical and economic condition as the Building, engaged in then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate in a particular building) and taking into account then market concessions (including, but not limited to, any construction allowances and/or rent abatement) and brokerage fees. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within a thirty (30) calendar day period commencing not later than six (6) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Paragraph 59.c. below.

c. Appraisal. Within fifteen (15) days after the expiration of the thirty (30)-day period for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, shall engage a real estate appraiser to act on its behalf in determining the fair market rent. The appraisers each shall have at least ten (10) years' experience with leases in first-class high-rise office buildings in the Irvine Concourse within the John Wayne Airport area marketplace and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party does not appoint an appraiser within said fifteen (15)-day period but an appraiser is appointed by the other respective party, the single appraiser appointed shall be the sole appraiser and shall set the fair market rent. If the two appraisers are appointed by the parties as stated in this paragraph, such appraisers shall meet promptly and attempt to set the fair market rent. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the fair market rent. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party.

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The third appraiser shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third appraiser has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third appraiser to Landlord and Tenant, on which he shall disclose his determination of the fair market rent. Such meeting shall take place in the third appraiser's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market rent is set forth, the third appraiser shall place his determination of the fair market rent in a sealed envelope. Landlord's appraiser and Tenant's appraiser shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof.

Landlord:		Tenant:

SRI NINE MAIN PLAZA LLC,		FUTURE ADS LLC,
a Delaware limited liability company		a California limited liability company

By:	/s/ James A. Prone	By:	/s/ Jared Pobre
Name:	James A. Prone	Name:	Jared Pobre
Title:	Vice President	Title:	CEO

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EXHIBIT A

Outline of Premises

See attached page

1

2

EXHIBIT B

RULES AND REGULATIONS

MAIN PLAZA

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Landlord shall have the right to remove, at Tenant's expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building

5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Project. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

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9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

11. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord's standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant's employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord's cleaning or scavenger contractors for the handling of food-related or so-called "wet" refuse, Landlord's obligation to provide such removal, without special charge, shall cease.

12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

15. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building's customary charge therefor as established from time to time by Landlord.

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17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18. Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

21. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

22. Subject to Tenant's right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

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EXHIBIT C

Form of Commencement Date Letter

______ , 200_

Future Ads LLC

__________________________

__________________________

Re:	Lease, dated 2008 (the "Lease"), between SRI Main Plaza LLC, a Delaware limited liability company ("Landlord") and Future Ads LLC, a Delaware limited liability company ("Tenant") for premises on the 5th floor of the building located at 1920 Main Street, Irvine, California.

Gentlemen or Ladies:

Pursuant to Paragraph 3.a. of your above-referenced Lease, this letter shall confirm the following dates:

1. The Commencement Date of the Lease (as defined in Paragraph 2.b. of the Lease) is ________________, which is the date the Tenant Improvements were Substantially Completed (as those terms are defined in Paragraph 4 of the Lease),

2. The Expiration Date of the Lease (as defined in Paragraph 2.b. of the Lease) is ________________, which is the last day of the 65th full calendar month following the Commencement Date.

Please acknowledge Tenant's agreement to the foregoing by executing both duplicate originals of this letter and returning one fully executed duplicate original to Landlord at the address on this letterhead. If Landlord does not receive a fully executed duplicate original of this letter from Tenant evidencing Tenant's agreement to the foregoing (or a written response setting forth Tenant's disagreement with the foregoing) within fifteen (15) days of the date of Tenant's receipt of this letter, Tenant will be deemed to have consented to the terms set forth herein.

Very truly yours,

SRI NINE MAIN PLAZA LLC, a Delaware limited liability company

By
Its designated signatory

The undersigned agrees to the dates set forth above:

Future Ads LLC, a Delaware
limited liability company

By __________________________

Name __________________________

Title _________________________

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EXHIBIT D

Tenant Approved Plans

See attached 3 pages

1

2

3

4

EXHIBIT E

Outline of First Offer Space

See attached page

1

2

FIRST AMENDMENT TO LEASE

(Substitution of Premises and Extension of Lease Term)

THIS FIRST AMENDMENT TO LEASE ("Amendment") is executed as of the 30th day of March, 2011, between SRI NINE MAIN PLAZA LLC, a Delaware limited liability company ("Landlord") and FUTURE ADS LLC, a California limited liability company ("Tenant").

RECITALS

A.               Landlord and Tenant are parties to that certain office lease, dated as of December 10, 2008 (the "Lease") pursuant to which Tenant presently leases from Landlord certain premises (the "Original Premises") consisting of approximately 7,897 rentable square feet of space located on the fifth (5th) floor of the building known as 1920 Main Street, Irvine, California (the "1920 Building"). The 1920 Building and the building owned by Landlord that is located adjacent thereto and known as 2010 Main Street, Irvine, California (the "2010 Building") are a part of the office/retail project known as "Main Plaza." The term of the Lease is presently scheduled to expire on August 31, 2014. All capitalized terms not otherwise defined herein shall have the meaning given them in the Lease.

B.                Landlord and Tenant presently desire to amend the Lease to (i) provide for the substitution for the Original Premises of certain premises located on the ninth (9th) floor of the 2010 Building and outlined on Exhibit A attached hereto (the "Substitute Premises"), (ii) provide for Tenant's surrender of the Original Premises, (iii) extend the Lease term through and including the date that is eighty-four (84) full calendar months following the date the Substitute Premises are substituted for the Original Premises, (v) grant Tenant a continuing right of first offer on the remaining space on the ninth (9th) floor of the 2010 Building, and (vi) grant Tenant an option to further extend the term of the Lease for an additional period of three (3) years, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby agree as follows:

1.     Substitution of Substitute Premises for Original Premises.

a.                 Lease of Substitute Premises. From and after the Substitute Premises Effective Date (as hereinafter defined), the Substitute Premises shall be substituted for the Original Premises and all references in the Lease to the "Building" shall refer to the 2010 Building. The "Substitute Premises Effective Date" is the date that the Substitute Premises are delivered to Tenant with the Tenant Improvements (as defined in Paragraph 2.a. below) Substantially Completed (as defined in Paragraph 2.b. below).

The parties presently estimate that the Substitute Premises Effective Date will occur on or about August I, 2011. Notwithstanding the foregoing, in the event of any delay in the delivery of the Substitute Premises to Tenant with the Tenant Improvements Substantially Completed, neither this Amendment nor the Lease shall be void or voidable, nor shall Landlord be liable to Tenant as a result thereof, but Landlord shall use commercially reasonable efforts to cause the Substitute Premises Effective Date to occur as soon as reasonably possible after August 1, 2011. As soon as the Substitute Premises Effective Date is determined, Landlord and Tenant shall confirm in writing both the Substitute Premises Effective Date and the Expiration Date (as modified by Paragraph 4 below), which confirmation shall be in the form of the letter attached as Exhibit B hereto. Landlord and Tenant hereby agree that, for all purposes of the Lease, the Substitute Premises shall be deemed to contain 19,594 rentable square feet of space (16,456 useable square feet).

Effective as of the Substitute Premises Effective Date, Exhibit A presently attached to the Lease (which sets forth a plan outlining the Original Premises) is deleted and Exhibit A attached to this Amendment (which sets forth a plan outlining the Substitute Premises) is substituted therefor.

b.                 Deletion of Original Premises. Effective as of 11:59 PM on the date immediately preceding the Substitute Premises Effective Date, the Original Premises shall be deleted from the Lease; provided, however, that Tenant shall remain liable for all of Tenant's obligations which arose with regard to the Original Premises prior to the deletion of the Original Premises from the Lease and Tenant's indemnification obligations set forth in Paragraph 14 of the Lease shall survive the deletion of the Original Premises from the Lease with regard to any events which took place prior to the later of (i) the deletion of the Original Premises from the Leese or (ii) Tenant's actual vacancy and surrender to Landlord of the Original Premises. Notwithstanding the foregoing, Tenant shall have a period of seven (7) days following the Substitute Premises Effective Date to vacate and surrender the Original Premises to Landlord in the condition required by Paragraph 20.b. of the Lease and no Monthly Rent or Additional Rent shall be due for such seven (7) day hold-over period.

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2.     Condition of Substitute Premises. Except as otherwise expressly provided in this Paragraph 2, Tenant shall accept the Substitute Premises in their "as-is" condition and Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Substitute Premises to prepare them for Tenant's occupancy.

a.                Tenant Improvements. Landlord shall cause Landlord's designated contractor ("Contractor") to construct the improvements to the Substitute Premises which are specifically described in the plans and specifications prepared by Landlord's architect and attached on Exhibit C hereto (the "Tenant Approved Plans"), using Building standard materials and finishes, unless otherwise noted on the Tenant Approved Plans. Landlord shall select Contractor from a competitive bidding process with not less than three (3) reputable general contractor firms. After the execution hereof, Landlord shall prepare additional construction plans and specifications for the construction of the improvements, which construction plans and specifications shall be based on the Tenant Approved Plans and include only the additional information required for Contractor to obtain the required governmental permits for the construction of the improvements and for Contractor to secure complete bids from qualified contractors to construct the improvements. Tenant shall promptly submit to Landlord (but in no event later than three (3) Business Days after Landlord's request) any information required by Landlord to complete such construction plans and specifications. Landlord shall deliver the completed construction plans and specifications to Tenant for Tenant's review and Tenant shall provide its written approval or disapproval thereof within three (3) Business Days following Tenant's receipt thereof. Landlord shall promptly revise the construction plans and specifications to address any reasonable objections raised by Tenant and shall promptly resubmit appropriately revised construction plans and specifications to Tenant. This procedure shall be followed until all objections have been resolved and the construction plans and specifications approved in writing by Tenant and Landlord; provided, however, that if Tenant requests more than one (1) set of revisions to the construction plans and specifications other than to correct errors in the same, then delays, if any, in the Substantial Completion of the Tenant Improvements caused by such additional revisions shall constitute a Tenant Delay under Paragraph 2.d. below. (The construction plans and specifications, as approved in writing by Tenant and Landlord, are hereinafter called the "Final Plans" and the improvements to be constructed in accordance with the Final Plans are hereinafter called the "Tenant Improvements.")

b.                Construction; Substantial Completion. Landlord shall cause Contractor to commence the construction of the Tenant Improvements as soon as reasonably possible after the approval by Landlord and Tenant of the Final Plans. Landlord shall provide and cause to be installed only the number of wall terminal boxes and/or floor monuments required for Tenant's telephone or computer systems as are shown on the Final Plans, with the actual location of such wall terminal boxes and/or floor monuments to be mutually and reasonably determined by Tenant, Landlord and Contractor in connection with the completion and approval of the Final Plans. Landlord will provide and cause to be installed conduits as required for Tenant's telephone and computer systems as shown on the Final Plans, but shall in no event install, pull or hook up such wires. Further, notwithstanding anything to the contrary herein, Landlord and Tenant shall cooperate with each other to resolve any space plan issues raised by applicable local building codes. The Tenant Improvements shall be deemed to be "Substantially Completed" when (i) they have, in Landlord's reasonable judgment, been completed in accordance with the Final Plans, subject only to correction or completion of "Punch List" items, as defined below, and (ii) any governmental approvals (which may be oral approvals by inspectors or other officials, and may be temporary or conditional in accordance with local practice) and permits required for the legal occupancy of the Premises have been issued. "Funch List" items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant's use of the Substitute Premises for Tenant's business. The definition of "Substantially Completed" shall also apply to the terms "Substantial Completion" and "Substantially Complete". Landlord shall cause Contractor to correct the Punch-List items (if any) as soon as commercially reasonably possible following the creation of the Punch-List.

c.                Changes. If Tenant requests any change, addition or alteration in or to the Tenant Approved Plans or, once approved, the Final Plans ("Changes"), Landlord shall cause Landlord's architect to prepare additional plans implementing such Change and the costs of preparing such additional plans shall be added to the cost of the Tenant Improvements. All Changes shall be subject to Landlord's reasonable approval. As soon as practicable after the completion of such additional plans, Landlord shall notify Tenant of the estimated cost of the Change. Within three (3) Business Days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and the cost of the Change shall be added to the cost of the Tenant Improvements. If Tenant fails to approve the Change within such three (3) Business Day period, the requested Change shall not be incorporated into the Tenant Improvements.

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d.                Tenant Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to comply with the deadlines set forth in Paragraph 2.a. above with regard to the preparation or approval of the working plans and specifications, (ii) any Changes requested by Tenant in the Tenant Approved Plans or, once approved, the Final Plans (including any cost or delay resulting from proposed changes that are not ultimately made), (iii) any failure by Tenant to timely pay any amounts due from Tenant hereunder, including any additional costs resulting from any Change (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop work on the Tenant Improvements rather than incur costs which Tenant is obligated to fund but has not yet funded and any delay from such a work stoppage will be a Tenant Delay), (iv) the inclusion in the Tenant Improvements of any so-called "long lead" materials (such as fabrics, paneling, carpeting or other items that are not readily available within industry standard lead times (e.g., custom made items that require time to procure beyond that customarily required for standard items, or items that are currently out of stock and will require extra time to back order) and for which suitable substitutes exist), (v) Tenant's failure to respond within three (3) Business Days to reasonable inquiries by Landlord or Contractor regarding the construction of the Tenant Improvements, or (vi) any other delay requested or caused by Tenant. Each of the foregoing is referred to herein as a "Tenant Delay."

e.                Costs of Tenant Improvements; Landlord's Allowance. Landlord shall bear the cost of the construction of the Tenant Improvements (including the design and architectural costs for the preparation of a test-fit plan, the Tenant Approved Plans, Final Plans, Contractor's fee and the Construction Management Fee (as defined below)), limited however to a maximum expenditure by Landlord therefor of Six Hundred Twenty Five Thousand Three Hundred Twenty Eight Dollars ($625,328.00)("Land1ord's Allowance"). At Tenant's option, Tenant may apply up to One Hundred Fifteen Thousand One Hundred Ninety Two Dollars ($115,192.00) of Landlord's Allowance ("FF&E Allowance Increment") to Tenant's moving expenses and the costs of Tenant's data and telecommunications systems and furniture ("Tenant's FF&E Costs"). Except as provided above with regard to the FF&E Allowance Increment, Landlord's Allowance may not be applied to the cost of equipment, trade fixtures, furniture, moving expenses or free rent. Disbursements of the FF&E Allowance Increment for application to Tenant's FF&E Costs shall be conditioned upon Tenant delivering to Landlord written receipted invoices in form acceptable to Landlord indicating that the allowance is being applied to permitted costs. Tenant shall not be entitled to receive (and Landlord shall have no obligation to disburse) all or any portion of the FF&E Allowance Increment if Tenant is in default under the Lease at the time Tenant requests such disbursement, but Landlord will make the requested disbursement when the default has been cured, subject to Tenant's compliance with the requirements for disbursement under this paragraph. Notwithstanding anything to the contrary in this Paragraph 2.e., the FF&E Allowance Increment shall be available for disbursement pursuant to the terms hereof only through the last day of the eighteenth (18t) full calendar month following the Substitute Premises Effective Date. Accordingly, if any portion of the FF&E Allowance Increment remains available but has not been utilized (and Tenant has not submitted to Landlord invoices evidencing such costs) prior to such outside date, such unused available portion shall be forfeited by Tenant.

As a part of the construction of the Tenant Improvements, Landlord shall demolish the current build-out in the Substitute Premises, except for those portions of such current build-out, if any, which Tenant advises Landlord, after completion of the Final Plans, shall not be demolished. Notwithstanding anything to the contrary above or elsewhere in the Lease or this Amendment, the cost of the demolition of the current build-out in the Substitute Premises shall be borne solely by Landlord and shall not be deducted from Landlord's Allowance.

Tenant shall pay for all costs of the construction of the Tenant Improvements in excess of Landlord's Allowance (the "Excess Cost"). Based on the estimated cost of the construction of the Tenant Improvements, as agreed upon by Landlord and Tenant (the "Estimated Costs"), the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of the construction (including the applicable portion of the applicable fees) as the same is performed, in accordance with their respective Share of Costs for the construction, with Tenant's payments being made to Landlord within thirty (30) days of written demand. At such time as Landlord's Allowance has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, to Landlord, which payment shall be made, at Landlord's option, in advance or in course of construction installments.

Notwithstanding the foregoing, Landlord shall retain from the amount of Landlord's Allowance, as compensation to Landlord for review of the Tenant Approved Plans and Final Plans and for construction inspection, administration and management with regard to the Tenant Improvements, a sum (the "Construction Management Fee") equal to three percent (3%) of the cost of the Tenant Improvements (including the portion of the cost of the Tenant Improvements that constitutes Excess Cost, as defined above). For purposes of calculating the Construction Management Fee, the cost of construction shall not include architectural or engineering costs or permit fees. At the time Landlord makes any disbursement of Landlord's Allowance, Landlord shall retain from Landlord's Allowance, as a partial payment of the Construction Management Fee, a proportionate amount of the Construction Management Fee based upon Landlord's reasonable estimation of the amount required to be withheld from each disbursement in order to ensure that the entire Construction Management Fee is retained over the course of construction on a prorata basis. At such time as Landlord's Allowance has been entirely disbursed, Tenant shall, within ten (10) business days of written demand, pay to Landlord the remainder, if any, of the Construction Management Fee not yet paid to Landlord.

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f.                Early Access. Notwithstanding anything to the contrary herein, Tenant may, during the three (3) week period prior to the Substantial Completion of Tenant Improvements, enter the Substitute Premises for the purpose of installing telephones, electronic communication or related equipment, fixtures, furniture and equipment, provided that Tenant shall be solely responsible for any of such equipment, fixtures, furniture or material and for any loss or damage thereto from any cause whatsoever, excluding only the gross negligence or deliberate misconduct of Landlord or Landlord's contractors. Such early access to the Substitute Premises and such installation shall be permitted only to the extent that Landlord determines that such early access and installation activities will not delay Landlord's completion of the construction of the Tenant Improvements. Landlord and Tenant shall cooperate in the scheduling of Tenant's early access to the Substitute Premises and of Tenant's installation activities in an attempt to maximize the benefits to Tenant of this Paragraph 2.f. without interfering with Landlord's completion of the construction of the Tenant Improvements_ The provisions of Paragraph 9 of the Lease regarding alterations, and the provisions of Paragraphs 13 and 14 of the Lease regarding indemnity, waiver and insurance, shall apply in full during the period of any such early entry, and Tenant shall (1) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all applicable legal requirements applicable to such early entry work in the Substitute Premises.

g                Building Services; ADA Compliance. Landlord shall, as of the Substitute Premises Effective Date, and at Landlord's sole cost and expense, without application of Landlord's Allowance, cause the base Building systems serving the Substitute Premises (including, without limitation, HVAC, electrical, plumbing, fire and life safety) to be in good condition and repair consistent with Landlord's customary standards for the Building. Landlord represents and warrants to Tenant that the Substitute Premises, as of the date hereof, are substantially in compliance with applicable building codes, including, without limitation, codes regarding accessibility.

h.                Common Area Renovation. Landlord shall, not later than the end of the First Lease Year (as defined in Paragraph 5 below) and at Landlord's sole cost and expense and at no cost to Tenant (for clarification purposes, such renovations shall be performed without any application of Landlord's Allowance) renovate the common areas of the ninth (9th) floor to make them consistent with the new Building standards. In no event shall Landlord be liable for any delay in completing such work that arises from strikes, lockout, labor disputes, shortages of material or labor, fire or other casualty, acts of God or any other cause beyond the commercially reasonable control of Landlord.

3.     Landlord's Remedies for Failure to Vacate and Surrender Original Premises. If Tenant fails to vacate and surrender the Original Premises to Landlord on or before the end of the permitted seven (7) day holdover period provided for in the last sentence of Paragraph 1.b. above, the provisions of Section 20.b. of the Lease regarding rent during a holdover without Landlord's consent shall apply to the Original Premises. Further, if Tenant fails to vacate and surrender the Original Premises to Landlord on or before the end of the aforementioned seven (7) day permitted holdover period, Landlord may exercise one or more of the following remedies: (i) sue Tenant for specific performance of the terms of this Amendment, (ii) initiate an unlawful detainer action against Tenant to obtain possession of the Original Premises and payment of all rent and other charges due and damages incurred by Landlord, (iii) collect the damages provided for in Paragraph 20.c. of the Lease, (iv) terminate this Amendment, and/or (v) pursue any other available remedies at law or in equity.

4.     Extension of Lease Term. Effective as of the date hereof, the Expiration Date (as set forth in Paragraph 2.b. of the Lease) is extended through and including the last day of the eighty-fourth (84th) full calendar month following the Substitute Premises Effective Date. During the Extension Term, all of the existing terms and conditions of the Lease shall continue to apply, except to the extent otherwise expressly provided herein.

5.     Monthly Rent. Effective as of the Substitute Premises Effective Date, and continuing through the Expiration Date (as extended by Paragraph 4 above), the Monthly Rent set forth in Paragraph 2.c. of the Lease shall be revised to be as set forth below:

Period	Monthly Rent
First Lease Year	$39,188.00	**
Second Lease Year	$41,147.40	***
Third Lease Year	$43,106.80
Fourth Lease Year	$45,066.20
Fifth Lease Year	$47,025.60
Sixth Lease Year	$48,985.00
Seventh Lease Year	$50,944.40

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The "First Lease Year" is the period commencing on the Substitute Premises Effective Date and ending on the last day of the twelfth (12th) full calendar month thereafter. Each period of twelve (12) full calendar months thereafter constitutes a "Lease Year."

**Provided that Tenant is not in monetary breach of the Lease (beyond any applicable notice and cure period) at the time the abatement is to be applied, Tenant's Monthly Rent set forth above shall be abated for each full calendar month of the First Lease Year in the amount of Six Thousand Dollars ($6,000.00) per month.

*** Provided that Tenant is not in monetary breach of the Lease (beyond any applicable notice and cure period) at the time the abatement is to be applied, Tenant's Monthly Rent set forth above shall be abated for each of the 1st six months of the Second Lease Year in the amount of Six Thousand Three Hundred Dollars ($6,300.00) per month.

Notwithstanding the above, in the event of any delay in the Substantial Completion of the Tenant Improvements that results from a Tenant Delay (as those terms are defined in Paragraph 2 above), then Tenant shall also pay Monthly Rent for the Substitute Premises during the period commencing on the date that the Substitute Premises Effective Date would have occurred if not for such Tenant Delay and ending on the date immediately prior to the first day of the First Lease Year (as defined above), with such Monthly Rent being paid at the rate in effect for the First Lease Year (but without the $6,000.00 monthly abatement that applies during the First Lease Year, which abatement will still be in effect for each full calendar month of the First Lease Year but will not commence until the First Lease Year actually commences).

6.     Security Deposit. Effective as of the Substitute Premises Effective Date, the Security Deposit provided for in Paragraphs 2.d. and 6 of the Lease shall be increased from Twenty Six Thousand Four Hundred Ninety Four and 44/100 Dollars ($26,494.44) to Fifty Six Thousand Thirty Eight and 84/100 Dollars ($56,038.84). Currently with Tenant's execution and delivery of this Amendment, Tenant shall deliver to Landlord the sum of Twenty Nine Thousand Five Hundred Forty-Four and 40/100 Dollars ($29,544.40) to bring the amount of the Security Deposit presently on hand to the required amount.

7.     Additional Rent.

a.                 Tenant's Share; Base Year. Effective as the Substitute Premises Effective Date, and continuing through the Expiration Date (as amended by Paragraph 4 above), (i) Tenant's Share (as set forth in Paragraph 2.e. of the Lease) shall be revised to be 6.89%, and (ii) the Base Year (as set forth in Paragraph 2.f. of the Lease) shall be revised to be the 201 I calendar year. Notwithstanding the foregoing, no payments of Operating Expenses or Tax Expenses shall be due under Paragraphs 7.a. or 7.b. of the Lease for the first twelve (12) months following the Substitute Premises Effective Date.

In addition, upon the Substitute Premises Effective Date, Tenant's obligation under the Lease for Additional Rent for the Original Premises shall cease; provided, however, that Tenant shall remain obligated for any sums due on account of the Original Premises under Paragraph 7.f. of the Lease based on the completion of the annual reconciliation of Additional Rent for the 1920 Building for the 201.1 calendar year, with Tenant's Additional Rent obligation to be prorated to take into account the date the Original Premises were deleted from the Tease.

b.                 Cap on Controllable Operating Expenses. Effective as of the Substitute Premises Effective Date, the following language is added to the end of Paragraph 7.a. of the Lease:

"Notwithstanding anything to the contrary herein, for purposes of calculating the Additional Rent due from Tenant pursuant to this Paragraph 7.a., Controllable Operating Expenses (as defined below) may not increase by more than five percent (5%) per year following the Base Year, which permitted increase shall be on a cumulative basis. For purposes hereof, "Controllable Operating Expenses" shall mean all Operating Expenses other than (i) costs of insurance, (ii) costs of utilities, (iii) costs incurred to reduce the foregoing costs or the rate of increase in such costs, and (iv) increases in any Operating Expenses that are attributable to increases in the governmentally mandated minimum wage or other governmentally mandated requirements."

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c.                      Proposition 8. Effective as of the Substitute Premises Effective Date, (i) the second sentence of the first grammatical paragraph of Paragraph 7.b. of the Lease (which sentence begins with the words "Notwithstanding the foregoing, if any reassessment") is deleted from the Lease and (ii) the following language is added to the end of Paragraph 7.b.:

"Notwithstanding the foregoing, the amount of Tax Expenses incurred by Landlord in the Base Year or any calendar year subsequent thereto shall be calculated without taking into account any change in real estate taxes obtained as the result of a change in the assessed value of the Real Property pursuant to Proposition 8 (a "Proposition 8 Reduction"). In the event that a Proposition 8 Reduction is obtained with respect to the Real Property, then (i) during the period that such Proposition 8 Reduction is in effect, Tax Expenses incurred by Landlord during such period shall be deemed to be the Tax Expenses that Landlord would have incurred if the Real Property were assessed based on its factored Proposition 13 base year value (rather than reflecting any change in the assessment produced by any Proposition 8 Reduction), as the same may be adjusted from time to time (it being acknowledged that the amount of Tax Expenses that Landlord collects from tenants at the Real Property may exceed the amount of Tax Expenses actually incurred by Landlord during such period), (ii) any costs and expenses incurred by Landlord in securing any Proposition 8 Reduction shall not be included in Tax Expenses or Operating Expenses, and (iii) any tax refunds or tax savings due to a Proposition S Reduction shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Paragraph 7.b. is not intended in any way to affect the inclusion in Tax Expenses of any increases in Tax Expenses including without limitation, increases due to (x) a reassessment of the Real Property, including without limitation, reassessments resulting from (I) any transaction or event that might constitute a change of ownership of the Real Property, (2) new construction at the Real Property or (3) any change in the assessment due to the annual upward indexing of assessed values or (y) an increase in the tax rate applicable to the Real Property."

8.     Subordination and Non-Disturbance. Landlord shall request that the current holder of a Superior Interest issue a subordination and a non-disturbance agreement to Tenant, not later than ninety (90) days following the Substitute Premises Effective Date, recognizing the Lease, as amended by this Amendment, provided that if, in order to obtain agreement Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum or to withdraw Tenant's request for such non-disturbance agreement. In no event shall Landlord be required to expend any sums in connection therewith. The failure of any such holder of a Superior Interest to execute and deliver such a non-disturbance agreement upon Landlord's request shall not constitute a default hereunder by Landlord, it being understood that Landlord's sole obligation is to request in good faith the execution and delivery of such agreement.

9.     Parking. Effective as of the Substitute Premises Effective Date, Paragraph 53.a. of the Lease is deleted in its entirety and replaced with the following

"a. Commencing upon the Substitute Premises Effective Date (as defined in the First Amendment to Lease amending this Lease (the "First Amendment")), and continuing throughout the term of this Lease, Landlord shall Tease to Tenant, and Tenant shall lease from Landlord, on an unassigned, non-exclusive and unlabelled basis, seventy-eight (78) parking spaces in the parking facilities for the Building (the "Parking Facilities"). Upon not less than thirty (30) days prior written notice to Landlord, Tenant shall have the right to convert up to four (4) of the unassigned parking spaces to covered and reserved parking spaces in the Parking Facilities. Tenant shall pay Landlord or the operator of the Parking Facility, as directed by Landlord, for the parking spaces leased by Tenant hereunder (i) during the Extension Term (as defined in the First Amendment), Forty Dollars ($40.00) per month for each unassigned parking space and One Hundred Dollars ($100.00) per month for each covered and reserved parking space and (ii) during the renewal term provided for in Paragraph 59 below (if Tenant exercises the same), the rate or charge in effect from time to time for parking in the Parking Facilities for the type of space leased. Tenant acknowledges that the hourly rates or charges in effect may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem) and general rate increases. The aforementioned parking charges shall be in addition to all taxes, assessments or other impositions imposed by any governmental entity in connection with Tenant's use of the parking spaces, which taxes shall be paid by Tenant, or if required to be paid by Landlord, shall be reimbursed to Landlord by Tenant (in either case as rent) concurrently with the payment of the parking charges described above.

Notwithstanding anything to the contrary above, Tenant shall not be required to lease all of the parking spaces allocated to Tenant above and shall only pay for those parking spaces actually leased by Tenant. Tenant shall advise Landlord of the number of parking spaces Tenant desires from time to time. If Tenant desires to lease a parking space(s) not previously leased by Tenant, Tenant shall advise Landlord thereof in writing and Landlord shall make such parking spaces available to Tenant not later than fifteen (15) days after Tenant's written request therefor."

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10.     Right of First Offer. Effective as of the date hereof, Paragraph 58 of the Lease is deleted in its entirety and the following provisions substituted therefor:

"58. Right of First Offer.

a.                First Offer Right; Available Space. Subject to the provisions of this Paragraph 58, throughout the Extension Term (as defined in the First Amendment) (but not during the final nine (9) months of the Extension Term, unless the Lease term has been further extended), Tenant shall have a continuing right of first offer to lease any increment of space located on the ninth (9th) floor of the Building that is contiguous to the Premises and that becomes "available for lease" (as defined below)(each such space being referred to herein as a "First Offer Increment"). A First Offer Increment shall not be deemed "available for lease" if the tenant under an expiring lease of such space desires to renew or extend its lease, whether pursuant to a renewal option or a new arrangement with Landlord, or if any tenant of the Building exercises an option or right of first offer to lease such space, which option or right of first offer existed as of the date of this Lease. Upon Landlord obtaining knowledge that a First Offer Increment will be available for lease, Landlord shall send Tenant a written notice (the "First Offer Notice") which (i) identifies the First Offer Increment and specifies the rentable square footage thereof, (ii) specifies the availability date (or estimated availability date), and (iii) if the First Offer Increment will be added to the Lease after the end of the Second Lease Year (as defined in Paragraph 5 of the First Amendment) sets forth Landlord's good faith determination of the fair market rent (as defined below) for the First Offer Increment for the Lease term as to the First Offer Increment and, if fair market terms include a tenant improvement allowance, Landlord's good faith determination of the amount of such improvement allowance.

The parties acknowledge that, as of the date of this Lease, all of the rentable area of the ninth (9th) floor of the Building that is not a part of the Premises is available for lease. Notwithstanding the fact that all of such space is available for lease as of the date of this Lease, Landlord may not deliver a First Offer Notice to Tenant for a First Offer Increment unless and until Landlord receives from a third party a bonafide expression of interest in leasing the subject First Offer Increment. Once Landlord has delivered a First Offer Notice to Tenant for a particular First Offer Increment, the subject First Offer Increment shall be subject to the provisions of this Paragraph 58 without limitation.

b.                Exercise of First Offer Right. If Tenant receives a First Offer Notice for a particular First Offer Increment and desires to lease the subject First Offer Increment, Tenant shall, within ten (10) days after Landlord's delivery of the First Offer Notice, notify Landlord thereof in writing ("Tenant's Exercise Notice"). If the First Offer Increment will be added to the Lease after the end of the Second Lease Year, Tenant's Exercise Notice shall also advise Landlord that Tenant either (i) elects to lease the First Offer Increment on the terms set forth in the First Offer Notice or (ii) elects to lease the First Offer Increment, but desires to have the fair market rent and market tenant improvement allowance (if any) for the subject First Offer Increment determined by appraisal in accordance with the procedures set forth in Paragraph 59.c. of the Lease. If the First Offer Increment will be added to the Lease after the end of the Second Lease Year and Tenant's Exercise Notice does not specify whether Tenant has selected (i) or (ii) from the immediately preceding sentence, Tenant shall be deemed to have selected item (i). If Tenant's Exercise Notice selected item (ii), then the parties shall comply with the procedures of Paragraph 59.c. of the Lease to determine the fair market rent and the market improvement allowance (if any) for the subject First Offer Increment (with the fifteen (15) day period referred to in the first sentence of Paragraph 59.c. being the fifteen (15) day period following the date of Tenant's Exercise Notice) and the results of the appraisal procedure shall be binding on the parties and Tenant may not revoke its exercise of the of the first offer right. (Tenant's Exercise Notice must be for the entire First Offer Increment covered by the subject First Offer Notice and Tenant may not lease only a portion of the First Offer Increment being offered.) If Tenant does not deliver a Tenant's Exercise Notice within the required ten (10) day period, then Landlord shall have a period of three (3) months to lease the First Offer Increment to a third party on any terms Landlord desires. If Landlord has not leased the First Offer Increment to a third party within the aforementioned three (3) month period, then Landlord must again comply with the notice provisions of Paragraph 58.a. above prior to leasing the First Offer Increment to a third party. If Tenant does not exercise its right of first offer and Landlord enters into a lease of the First Offer Increment with a third party, Tenant's right of first offer shall again apply to the First Offer Increment if such space becomes "available for lease" at a later date during the Extension Term.

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c.                Terms and Conditions. If Tenant timely exercises its right to lease a First Offer Increment, Landlord and Tenant shall promptly enter into an amendment of this Lease adding such First Offer Increment to the Premises on all the terms and conditions set forth in this Lease as to the then Premises hereunder (including parking), except that (i) the First Offer Increment shall be delivered to Tenant in its then "as-is" condition; except that (x) if the First Offer Increment is leased by Tenant prior to the end of the Second Lease Year, then Tenant shall receive the same Landlord's Allowance per rentable square foot that Tenant received for the Substitute Premises under the First Amendment, pro-rated to reflect the remainder of the Extension Term as of the date Tenant leases the First Offer Increment, and Landlord shall bear the costs of demolition, without application of Landlord's Allowance to the costs of demolition and (y) if the First Offer Increment will be added to the Lease after the end of the Second Lease Year, Tenant shall receive any improvement allowance provided for in the First Offer Notice or established by the appraisal procedure (if applicable), (ii) the term of the lease to Tenant of such First Offer Increment shall commence upon the date the First Offer Increment is delivered to Tenant and shall continue coextensively with the remaining term hereof and any extension thereof, (iii) the Monthly Rent payable by Tenant for the First Offer Increment shall be (x) if the First Offer Increment is added to the Lease during the First Lease Year or the Second Lease Year (as defined in Paragraph 5 of the First Amendment), the rate per square foot paid by Tenant for the Substitute Premises under the First Amendment, as such monthly rental rate may adjust from time to time during the Extension Term, and (y) if the First Offer Increment is added to the lease after the end of the Second Lease Year, the then-fair market rent as set forth in the First Offer Notice or established by the appraisal procedure (if applicable), (iv) Tenant's Share for the First Offer Increment shall be calculated by dividing the rentable square footage of the First Offer Increment by the rentable square footage of the Building, (v) the Base Year for the First Offer Increment shall be the calendar year in which the First Offer Increment is added to the Lease (except that, if the Monthly Rent is calculated pursuant to item (iii)(x) of this sentence, then the Base Year shall be the calendar year 2011, and if the commencement date of the First Offer Increment is after the Second Lease Year and falls on a date between October 1st and December 31st of the subject year, then the Base Year for the First Offer Increment shall be the next calendar year) and (vi) Tenant's allocation of unreserved parking spaces under Paragraph 52.a. of the Lease (as amended by the First Amendment) shall be proportionately increased and the parking rates set forth in Paragraph 52.a. of the Lease for the Extension Term shall apply to such additional spaces. For purposes of this Paragraph 58.c., the term "fair market rent" shall have the meaning set forth in Paragraph 59.b below with references therein to the "Premises" being deemed to refer to the First Offer Increment and disregarding any provisions which by their nature pertain only to the renewal term and the rate shall be 100% of fair market rent (not 95%).

If Tenant exercises the right of first offer granted herein, Landlord does not guarantee that the First Offer Increment will be available on the stated availability date for the lease thereof, if the then existing occupants of the First Offer Increment shall hold-over, or for any other reason beyond Landlord's reasonable control, but Landlord shall deliver the First Offer Increment to Tenant as soon as commercially reasonably possible after the stated availability date.

d.                Delay in Determination of Basic Rent. If the fair market rent is not established prior to the commencement of the Lease term as to a First Offer Increment, then Tenant shall pay Monthly Rent and Additional Rent at the same rate per rentable square foot that Tenant then pays for the Premises and, after the fair market rent has been determined, Tenant shall pay any deficiency in the amount paid by Tenant during such period, within thirty (30) days following the date Tenant receives from Landlord a written invoice for the amount of such deficiency, or, if Tenant paid excess rent during such period, Landlord shall credit such excess to the rent next due under this Lease.

e.                Limitation on Tenant's Right of First Offer. Notwithstanding the foregoing, if (i) on the date of exercise of the right of first offer, or the date immediately preceding the date the Lease term for the First Offer Increment is to commence, there exists an uncured Event of Default or there is a breach of this Lease by Tenant that subsequently matures into an Event of Default, or (ii) on the date immediately preceding the date the Lease term for the First Offer Increment is to commence Tenant named herein (a) is not in occupancy of at least seventy percent (70%) of the Premises then leased hereunder or (b) does not intend to occupy at least seventy percent (70%) of the Premises, together with the entire First Offer Increment, then, at Landlord's option, Tenant shall have no right to lease the First Offer Increment and, at Landlord's option, the exercise of the right of first offer shall be null and void.

f.                Acceleration of 9th Floor Common Area Renovation. If Tenant leases the balance of the rentable area of the ninth (9th) floor prior to the end of the First Lease Year, then, if Landlord has not already commenced the renovation of the ninth (9th) floor common areas pursuant to Paragraph 2.h. of the First Amendment, Landlord shall commence the same as soon as reasonably possible following Tenant's lease of the balance of the ninth (9th) floor.

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g.                Restriction on 9th Floor Access. If, at any time during the Lease term (as the same may be extended), Tenant leases all of the rentable area of the ninth (9th) floor of the Building, Landlord agrees that access to the ninth (9th) floor from the elevator shall, at Tenant's request, be restricted to Tenant and persons authorized by Tenant to enter, provided that Landlord shall have access to the Premises in accordance with the provisions of this Lease and the security system utilized to create such restricted access shall comply with Landlord's security requirements for the Building. The cost of creating and maintaining such restricted access for Tenant shall be borne by Tenant."

11.        Renewal Option. The renewal option provided for in Paragraph 59 of the Lease shall continue in effect, except that (i) the renewal option shall apply to the Substitute Premises rather than the Original Premises, (ii) the renewal period is hereby modified to be the three (3) year period commencing on the date immediately following the Expiration Date (as extended by Paragraph 4 above), (iii) the exercise notice shall be given by Tenant, if at all, not earlier than nine (9) months nor later than six (6) months prior to such Expiration Date and (iv) the rental rate referenced in item (iii) of Paragraph 59.b. is hereby modified to be ninety-five percent (95%) of fair market rental value (rather than 100%).

12.     Signage and Directories., Exterior Signage.

a.                Signage and Directories. The provisions of Paragraph 52 of the Lease shall apply in full to the Substitute Premises, so that Landlord shall provide suite and directory signage for Tenant in the 2010 Building in accordance with such Paragraph 52.

b.                Exterior Signage. Landlord shall use commercially reasonable efforts to secure approval from the City of Irvine (the "City") for placement of one or more tenant names on the granite buttress adjacent to the 2010 Building's main entry ("Buttress Signage"); provided, however, that Landlord shall not be required to expend more than a collective total of One Thousand Five Hundred Dollars ($1,500.00) in City application or permit fees, design costs or other costs in connection with such efforts to obtain City approval for such Buttress Signage. If the aforementioned costs to obtain City approval of the Buttress Signage will exceed One Thousand Five Hundred Dollars ($1,500.00), Landlord shall be required to proceed with Landlord's efforts to obtain City approval only if Tenant pays Landlord the costs in excess of such amount. If the Buttress Signage is ultimately approved by the City, Tenant shall be entitled to have Tenant's name and logo on the Buttress Signage, subject to the terms of this Paragraph 12.b.

i.            Design and Approval. Tenant's sign on the Buttress Signage ("Exterior Signage") shall contain only Tenant's name, logo or abbreviation and shall be subject to Landlord's prior written approval (in Landlord's sole discretion) with regard to size, design, color, materials, content, exact location and method of installation, and shall be appropriate for a first-class high rise office building, in conformity with the overall design and ambiance of the Real Property and in compliance with all applicable Legal Requirements and the signage requirements in the recorded covenants, conditions and restrictions applicable to the Project (collectively, the "Legal Signage Restrictions"). The cost of the design, manufacture and installation of the Exterior Signage, as well as the cost of obtaining City approval for Tenant's particular Exterior Signage, shall be borne by Tenant. The Exterior Signage, as approved by Landlord in writing, may not be modified, replaced or removed without Landlord' prior written approval, in Landlord's sole discretion.

ii.           Installation and Maintenance of Exterior Signage. The installation of the Exterior Signage shall be performed by contractors approved in advance by Landlord in writing and in accordance with Landlord's reasonable construction and insurance requirements. During the period that the Exterior Signage is installed at the Building, Tenant shall, at Tenant's sole cost, maintain the Exterior Signage in a good and first class condition appropriate for a first class office Building in the Irvine Concourse and in accordance with all applicable Legal Requirements; provided, however, at Landlord's election, Landlord may perform any such cleaning, maintenance, repair or modification of the Exterior Signage or other portions of the Real Property required to effect compliance with Legal Requirements, in which event, Tenant shall pay the competitive and commercially reasonable costs of such work to Landlord within thirty (30) days after receipt of Landlord's invoice therefor.

iii.          Removal of Exterior Signage. If, at any time during the term hereof, Tenant (1) is not in occupancy and conducting business in at least 19,594 rentable square feet of space in the Building and/or (ii) Tenant is in monetary breach under the Lease and such monetary breach is not cured within twenty (20) days following Landlord's written notice to Tenant of such monetary breach, then Landlord may terminate Tenant's right to have the Exterior Signage, which termination shall be effected by written notice from Landlord to Tenant given at any time prior to the date Tenant commences to conduct business in at least 19,594 rentable square feet of space in the Building, or cures Tenant's monetary breach, as applicable. If Tenant receives a termination notice, Tenant shall, within fifteen (15) days following such termination, remove the Exterior Signage and perform the restoration work in accordance with the immediately following grammatical paragraph; provided, however, if Landlord requests that, notwithstanding the fact that Tenant's right to the Exterior Signage has been terminated by Landlord, the Exterior Signage remain in place until such time as replacement signage is installed for another tenant, then Tenant shall not remove the Exterior Signage in accordance with the immediately following grammatical paragraph until requested by Landlord. Tenant's subsequent cure of the monetary breach, or subsequent lease of the required square footage, shall not reinstate Tenant's right to the Exterior Signage if Landlord previously delivered a termination notice pursuant to the foregoing.

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Upon the expiration or earlier termination of the Lease, or if Tenant is required by Landlord pursuant to the immediately preceding grammatical paragraph to the remove the Exterior Signage during the term of the Lease, or if Legal Requirements no longer permit the Exterior Signage to remain on the Building for any reason, Tenant shall, at Tenant's sole cost and expense, remove the Exterior Signage and repair and restore the affected areas of the Building and Real Property to their original condition at the time the Exterior Signage was installed, ordinary wear and tear excepted; provided, however, at Landlord's election upon written notice to Tenant, Landlord may perform the foregoing removal and restoration work, in which event Tenant shall pay the reasonable costs of such work to Landlord within thirty (30) days after receipt of Landlord's invoice therefor.

13.     Brokers. Tenant represents and warrants to Landlord that Tenant has negotiated this Amendment directly with Orion Property Partners, Inc., and CB Richard Ellis ("Brokers") and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims by any real estate broker or salesman other than the aforementioned Brokers for a commission, finder's fee or other compensation as a result of the inaccuracy of Tenant's representation above. Pursuant to separate written agreements, Landlord shall pay any commission or fee due to the Brokers in connection with the execution of this Amendment and Tenant shall have no responsibility therefor.

14.     Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state of California, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

15.     No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or to amend the Lease, or a reservation of or option for lease or to amend the Lease, and this instrument will not be effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

16.     Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:		Tenant:

SRI NINE MAIN PLAZA LLC,		FUTURE ADS LLC,
a Delaware limited company		a California limited liability company

By:	/s/ James A. Prone	By	/s/ Jared Pobre

Name:		Name	Jared Pobre

Title:		Title	CEO

Exhibits

A - Outline of Substitute Premises
B - Form of Letter Confirming Relevant Dates
C - Tenant Approved Plans

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EXHIBIT A

Outline of Substitute Premises

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EXHIBIT B

Form of letter confirming relevant dates

_________________, 2011

Future Ads LLC

2010 Main Street, Suite 900

Irvine, CA 92614

Re:	Lease, dated as of December 10, 2008, as amended (the "Lease"), between SRI Nine Main Plaza LLC, a Delaware limited liability company ("Landlord") and Future Ads LLC, a California limited liability company ("Tenant") for premises on the 9th floor of the building (the "Building") located at 2010 Main Street, Irvine, CA.

Gentlemen and Ladies:

Reference is hereby made to the First Amendment to Lease, dated as of March , 2011 (the "First Amendment"), between Landlord and Tenant, pursuant to which certain premises on the ninth (9th) floor of the building known as 2010 Main Street, Irvine, California (the "Substitute Premises") are being substituted for your original premises located on the fifth (56) floor of the building known as 1920 Main Street, Irvine, California. All capitalized terms not otherwise defined in this letter shall have the meaning given them in the First Amendment.

Pursuant to Paragraph 1,a, of the First Amendment, this letter shall confirm the following:

1. The Substitute Premises Effective Date (as defined in Paragraph 1.a. of the First Amendment) is                             ; and

2. The Expiration Date (as amended by Paragraph 4 of the First Amendment) is __________, which is the last day of the eighty-fourth (84th) full calendar month following the
Substitute Premises Effective Date.

Please acknowledge Tenant's agreement to the foregoing by executing both duplicate originals of this letter and returning one fully executed duplicate original to Landlord at the address on this letterhead. If Landlord does not receive a fully executed duplicate original of this letter from Tenant evidencing Tenant's agreement to the foregoing (or a written response setting forth Tenant's disagreement with the foregoing) within fifteen (15) days of the date of this letter, Tenant will be deemed to have consented to the terms set forth herein.

Very truly yours,

SRI NINE MAIN PLAZA LLC, a Delaware limited liability company

By

Its authorized signatory

The undersigned agrees to the dates set forth above:

FUTURE ADS LLC,
a California limited liability company

By
Name
Title

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EXHIBIT C

Tenant Approved Plan

[see attached page]

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CONSTRUCTION LEGEND

ALTERNATES

KEY NOTES (CONTINUED)

FINISH LEGEND

KEY NOTES

FUTURE ADS

2080 MAIN STREET, STE 900
IRVINE, CA 92614

Gensler

PP_0900

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